Exhibit 2.1

PROJECT RADIANCE

PRIME WORLD INTERNATIONAL HOLDINGS LTD.

AND

APPLIED OPTOELECTRONICS INC.

AND

YUHAN OPTOELECTRONIC TECHNOLOGY (SHANGHAI) CO., LTD.

(裕汉光电子科技(上海)有限公司)

AGREEMENT FOR THE SALE AND PURCHASE OF

A NEW COMPANY TO BE ESTABLISHED IN HONG KONG SPECIAL
ADMINISTRATIVE REGION OF THE PEOPLE’S REPUBLIC OF CHINA

* Certain information has been excluded from this exhibit because it is both immaterial and competitively harmful if publicly disclosed. Where applicable, omissions have been marked “[***]”.

Agreed Form Documents

1.	Trademark License Agreement

2.	Technology Cross-License Agreement

3.	Supply Agreement

4.	Contract Manufacturing Agreement

THIS AGREEMENT (this “Agreement”) is made on _____________ 2022 (the “Execution Date”)

BETWEEN:

(1)	Prime World International Holdings Ltd., a company incorporated in the British Virgin Islands (registered number 1005401) whose registered office is at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands (the “Seller” or “Prime World”);

(2)	Yuhan Optoelectronic Technology (Shanghai) Co., Ltd. (裕汉光电子科技(上海)有限 公司), a company incorporated in the PRC (registered no. 91310115MA1H8BHE0A), whose registered office is at Block C, No. 888 Huanhu West Two Road, Nanhui New Town, Pudong New District, Shanghai (the “Buyer”); and.

(3)	Applied Optoelectronics Inc., a company incorporated in State of Delaware of United States with principal place of business at 13139 Jess Pirtle Blvd., Sugar Land, Texas,United States (“AOI”).

The Seller, the Buyer and AOI will be hereinafter jointly referred to as the “Parties” and individually as a “Party”.

RECITALS:

(1)	As at the Execution Date, AOI and the Seller owns and controls the Business operated by the Group.

(2)	Prior to the Completion, the Seller shall undertake the Reorganization (as defined below) to reorganize the Business pursuant to the Reorganization Plan (as defined below), such that (i) the Subsidiary shall be wholly owned by the Company, (ii) the Company shall be wholly owned by Prime World, and (iii) the Branch remains as a branch of Prime World.

(3)	Subject to the completion of the Reorganization and other conditions set out in this Agreement, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase, the Shares at the Completion, on the terms and conditions set out in this Agreement.

THE PARTIES AGREE as follows:

1.       INTERPRETATION

1.1	In this Agreement:

“Additional Consideration” has the meaning given to it in paragraph 5 of Schedule 8;

“Affiliate” means, in relation to a person, any other person which, directly or indirectly, controls, is controlled by or is under the common control of the first-mentioned person, where “control” means the ownership, directly or indirectly, of more than fifty per cent (50%) of the voting shares, registered capital or other equity interest of the relevant person, or the power to appoint or elect a majority of the directors, or otherwise to direct the management of the relevant person;

“Ancillary Agreements” means the following documents, each in the agreed form, to be entered into by and between AOI, the Seller, the Subsidiary and the Buyer (as the case may be): (1) trademark license agreement, (2) technology cross-license agreement, (3) supply agreement, (4) contract manufacturing agreement; and (5) any other document referred to in this Agreement;

“AOI Stockholder Approval” has the meaning given to it in clause 4.1(3);

“Applicable Laws” means all applicable statutes and laws, and orders and regulations of any Governmental Authority;

“Branch” means Prime World International Holdings Ltd., Taiwan Branch (英属维尔 京群岛商祥茂光电科技股份有限公司台湾分公司), the branch of Prime World set up in Taiwan whose registered office is at No.18, Gong 4th Rd., Gong-er Industrial Park, Linkou Dist., New Taipei City 24452, Taiwan;

“Business” means the business and operations conducted and operated by the Group prior to Completion;

“Business Day” means any day (other than a Saturday or Sunday or public holiday) on which banks are open for the transaction of normal business in the PRC, Hong Kong and the United States;

“Buyer’s Breakup Fee” means an amount equal to 1% or 2% of the Consideration, pursuant to clause 2.4(1), as the case may be;

“Buyer’s Group” means the Buyer, its ultimate parent undertaking and their respective subsidiary undertakings from time to time and includes, for the avoidance of doubt, each Target Group Company after Completion and “member of the Buyer’s Group” shall be construed accordingly;

“Buyer’s Warranty” means a statement contained in Schedule 5 and “Buyer’s Warranties” means all those statements;

“CATV Business” means the production, sales, aftermarket business, research and development of CATV Products of a similar nature to, and that directly compete with, the CATV Products sold by the Seller’s Group as at the date of this Agreement;

“CATV Products” means the networking products provided by the Group primarily for the market of cable television;

“CFIUS” means the Committee on Foreign Investment in the United States, or any member agency thereof acting in such capacity;

“CFIUS Approval” means that one of the following conditions has been met in response to the filing of a Notice by the parties hereto, namely, AOI, the Seller and the Buyer have received written notice from CFIUS that CFIUS: (a) has concluded that the Transaction is not a “covered transaction” and not subject to review under the DPA; or (b) has completed all action under the DPA with respect to the Transaction;

“CFIUS Notice” means a notice to CFIUS filed pursuant to the DPA, including implementing regulations with respect to the Transaction;

“Claim” means a claim by the Buyer under or pursuant to the provisions of this Agreement;

“Conditions Precedent” has the meaning given to it in clause 4.1;

“Company” means a company to be established by the Seller in Hong Kong immediately upon the Execution Date pursuant to the Reorganization Plan;

“Completion” means completion of the sale and purchase of the Shares in accordance with this Agreement;

“Completion Date” means the date which is five (5) Business Days after the date on which the last of the Conditions Precedent is satisfied or waived in accordance with clause 4 but in any event not later than the Long Stop Date;

“Consideration” means, collectively, the Initial Consideration and the Additional Consideration; provided, that, for the purpose of calculation of the relevant amounts under clauses 2.3, 2.4, 2.5 and 11.4, the Consideration shall be deemed as US$ 150,000,000;

“Data Room” means the virtual data room hosted by Intralinks and operated by the Seller containing documents and information relating to the Business made available by the Seller to the Buyer as at 5 p.m. on 11 April 2022 (PRC time), the contents of which are contained in a USB storage flash drive in duplicate and delivered to the Seller and the Buyer within five (5) Business Days after the Execution Date;

“Deal Prohibition” has the meaning given to it in clause 10.4;

“DGCL” means the General Corporation Law of the State of Delaware, as amended;

“Distribution Products” has the meaning given to it in clause 9.7; “Distribution Territory” has the meaning given to it in clause 9.7;

“DPA” means Section 721 of the U.S. Defense Production Act of 1950, as amended, including implementing regulations;

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect;

“Financial Statements” has the meaning given to it in Schedule 4;

“Force Majeure Event” means war, insurrection, riot or act of terrorism, lightning, earthquake, fire, flood, storm or extreme weather condition, or other events mutually agreed between the Parties from time to time; provided that in each case: (i) the occurrence of the relevant event or circumstance is beyond the reasonable control of the Party claiming Force Majeure Event; (ii) the occurrence of the relevant event or circumstance could not reasonably have been foreseen by the Party claiming Force Majeure Event at the Execution Date; and (iii) the effects of the relevant event or circumstance could not reasonably have been avoided or overcome by the Party claiming Force Majeure Event. For the avoidance of doubt, a Party’s own lack of funds will not constitute “Force Majeure Event” in respect of such Party;

“Fraud” means an intentional fraud under Applicable Laws with respect to the making of the representations and warranties in this Agreement, with the intention to deceive or mislead any other party;

“Governmental Authority” means any transnational, national or foreign federal, state, provincial, municipal or local government (including any subdivision, court, administrative agency, regulatory body (including any securities exchange) or commission or other authority thereof), or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority;

“Group” means the Group Companies, taken as a whole;

“Group Companies” means the Company, the Subsidiary and the Branch, and “Group Company” means any one of them;

“HKIAC” has the meaning given to it in clause 12.13(2);

“HK Stamp Duty” has the meaning given to it in clause 12.5(2);

“Hong Kong” means Hong Kong Special Administrative Region of the People's Republic of China;

“Initial Consideration” has the meaning given to it in clause 2.2(1);

“Intellectual Property” means all of the following anywhere in the world: (a) all patents and applications for patents; (b) all copyrights and copyright registrations; (c) all trade dress and trade names, logos, internet addresses and domain names, social media addresses and handles, trademarks and service marks and related registrations and applications and any renewals or extensions, all other indicia of commercial source or origin and all goodwill associated with any of the foregoing; (d) rights of publicity; (e) all inventions, technology, recipes, trade secrets, processes and techniques; and (f) other intellectual property or similar proprietary rights;

“Issuing Bank” has the meaning given to it in clause 2.3;

“Leakage Claim” has the meaning given to it in clause 3.2;

“Letter of Credit” has the meaning given to it in clause 2.3;

“Locked Box Account” means the individual management accounts income statement and the management accounts individual balance sheet of each Target Group Company for the fiscal year ended on the Locked Box Date;

“Locked Box Date” means 31 December 2020;

“Long Stop Date” means the date falling nine (9) months after the CFIUS Notice has been filed or such later date as the Seller may agree from time to time;

“Losses” means all losses, liabilities, costs (including without limitation lawyers’ and other experts’ and consultants’ fees), charges, expenses, actions, proceedings, claims and demands;

“Multi-OSA Business” means the production, sales, aftermarket business, research and development of Multi-OSA of a similar nature to, and that directly compete with, the Multi-OSA sold by the Group for the data center, access network (fiber to the x) and wireless telecommunication applications as at the date of this Agreement;

“NDA” means the non-disclosure agreement dated 28 May 2021 between AOI and Shanghai Shunmao InfoTech Co., Ltd ( 上 海 舜 茂 信 息 科 技 有 限 公 司 ), the sole shareholder of the Buyer;

“Permitted Leakage” means a payment set out in Schedule 2;

“PRC” means the People’s Republic of China and solely for the purposes of this Agreement, excluding Hong Kong, Macau, and Taiwan;

“Privileged Communications” has the meaning given to it in clause 12.11;

“Reorganization” means the reorganization of the Group, resulting in the structure of the Group as set forth in Schedule 6 hereto;

“Reorganization Plan” mean the steps plan for the Reorganization set out in Schedule 6;

“Representative” of any person means such person’s directors, managers, officers, employees, agents, attorneys, consultants, financial, tax, and other professional advisors, shareholders, members, partners, or other representatives of such person;

“Rules” has the meaning given to it in clause 12.13(2);

“SAMR” means the State Administration for Market Regulation of the PRC or its competent local branch;

“Seller’s Bank Account” means the following bank wire instructions for the Seller:

Name of beneficiary: PRIME WORLD INTERNATIONAL HOLDINGS LTD

Account number: 1440002464008

Bank SWIFT code: BRBTUS33

ABA number: 111017694

Name of bank: Truist Bank

Address of bank: 214 N. Tryon St, Charlotte, NC, United States;

“Seller’s Breakup Fee” means an amount equal to 2% of the Consideration;

“Seller’s Counsels” means King & Wood Mallesons and Perkins Coie LLP;

“Seller’s Group” means the Seller, its ultimate parent undertaking and their respective subsidiary undertakings from time to time, and “member of the Seller’s Group” shall be construed accordingly;

“Seller’s knowledge” means the actual knowledge of Thompson Lin, Stefan Murry, Fred Chang, Shu-Hua (Joshua) Yeh, David C. Kuo and their direct reports who have responsibility for the applicable subject matter;

“Seller’s Warranty” means a statement contained in Schedule 4 and “Seller’s Warranties” means all those statements;

“SEC” has the meaning given to it in clause 4.7(1);

“Shares” means the whole of the allotted and issued share capital of the Company;

“Sub-Assembly Products” means such components in optical modules used for the data center, access network (fiber to the x) and wireless communication applications which are inclusive of the following:

(1)	the mono channel optical sub-assembly products (“Mono OSA”), being:

(a)	any chip-on-carrier / chip-on-submount (“COC/COS”) products under single channel or single laser wavelength,

(b)	any transmitting optical sub-assembly (“TOSA”) products, receiving optical sub-assembly (“ROSA”) products, and/or bidirectional optical sub-assembly (“BOSA”) products under single channel or single laser wavelength, and

(c)	any other package style products under single channel or single laser wavelength, AND;

(2)	the multi-channel optical sub-assembly products (“Multi-OSA”), being:

(a)	any TOSA/ROSA/BOSA products under multi-channels or multi-laser wavelengths,

(b)	any optical engine products under multi-channels or multi-laser wavelengths, and

(c)	any other package style products under multi-channels or multi-laser wavelengths.

“Subsidiary” means Global Technology Co., Ltd. (宁波环球广电科技有限公司), a company incorporated in the PRC whose registered office is at No.88 Qiushi Road, Wangchun Industrial Park, Haishu District, Ningbo, Zhejiang Province;

“Subsidiary CATV Revenue” has the meaning given to it in clause 10.4;

“Target Group” means the Target Group Companies, taken as a whole;

“Target Group Companies” means the Company and the Subsidiary, and “Target Group Company” means any one of them;

“Tax” means any form of taxation, levy, duty, charge, contribution, or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, any national, provincial, municipal or local government or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function;

“Technology Cross-License Agreement” has the meaning given to it in clause 9.2;

“Third Party Claim” means a claim, demand, allegation, suggestion, implication or any other form of request or complaint by a third party;

“Total CATV Revenue” has the meaning given to it in clause 10.4;

“Transaction” means the sale and purchase of the Shares pursuant to this Agreement and other transactions contemplated under other Transaction Documents;

“Transaction Documents” means this Agreement and the Ancillary Agreements;

“Transceiver Business” means the production, sales, aftermarket business, research and development of Transceivers Products of a similar nature to, and that directly compete with, the Transceivers Products sold by the Group as at the date of this Agreement; for the avoidance of doubt, the “Transceiver Business” shall not be deemed to include the Seller’s Group’s CATV Business;

“Transceivers Products” means optical modules excluding Sub-Assembly Products, combining both transmit and receive functions used in digital transmission of data for the internet data center, telecom and fiber-to-the home industry;

“Transferred Patents” means the Sub-Assembly Products and the Transceivers Products related patents and applications for patents owned or registered by AOI and Prime World as of the Execution Date as listed on Schedule 7;

“U.S.” means the United States of America; and

“US Dollar” or “US$” means the lawful currency of the United States of America.

1.2	In this Agreement, a reference to:

(1)	a “subsidiary” means, with respect to a company, any other company in which the first mentioned company directly or indirectly owns more than 50 per cent of the voting shares, registered capital or other equity interest in the other company;

(2)	a “controlling shareholder” means, with respect to a company, any person which directly or indirectly owns more than 50 per cent of the voting shares, registered capital or other equity interest in the first mentioned company, or any person whose voting rights are sufficient to have a material effect on the resolutions of the shareholders meeting;

(3)	a “person” includes a reference to any individual, company, enterprise or other economic organization, or any government authority or agency, or any joint venture, association, partnership, collective, trade union or employee representative body (whether or not having legal person status) and includes a reference to that person's successors and permitted assigns;

(4)	a “party” or “parties”, unless the context otherwise requires, is a reference to a party or parties to this Agreement and includes a reference to that party’s successors and permitted assigns;

(5)	an agreement or a document is a reference to such agreement or document as amended, restated or supplemented from time to time, unless otherwise expressed to the contrary;

(6)	a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification initialed by or on behalf of each party;

(7)	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Agreement;

(8)	a statutory provision includes a reference to the statutory provision as modified from time to time before the date of this Agreement and any implementing regulations made under the statutory provision (as so modified) before the date of this Agreement;

(9)	a party being liable to another party, or to liability, includes, but is not limited to, any liability in contract or tort (including negligence);

(10)	a time of the day is a reference to the time in Beijing, PRC; and

(11)	the singular includes the plural and vice versa unless the context otherwise requires.

1.3	The headings in this Agreement do not affect its interpretation.

1.4	The Schedules to this Agreement form part of this Agreement.

1.5	For the purposes of this Agreement, any monetary sum which is expressed in Renminbi and which is payable in US Dollars shall be converted into US Dollars at the average middle rate for the exchange of Renminbi into US Dollars at the close of business in the PRC on the Business Days within three (3) months immediately prior to the Execution Date as published by the People's Bank of China.

2.	SALE AND PURCHASE AND BREAKUP FEE

2.1	Agreement to Sell and Purchase

Subject to the Conditions Precedent being satisfied or waived in accordance with this Agreement and any other relevant terms and conditions hereof, the Seller agrees to sell, and the Buyer agrees to buy the Shares and each right (including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company) attaching to the Shares at or after Completion, free of any Encumbrance.

2.2	Consideration

(1)	Amount

The purchase price payable by the Buyer to the Seller for the Shares (including for the avoidance of doubt any interest accrued under its respective terms until Completion) shall be the aggregate of the following amounts, and shall be payable by the Buyer to the Seller in US Dollars:

(a)	US$150,000,000 equivalent of Renminbi less the aggregate value ascribed to the Subsidiary Inventory in the Completion Audit (as described under Schedule 8) (the “Initial Consideration”); and

(b)	such Additional Consideration payable, as provided under paragraph 6 of Schedule 8.

(2)	Payment Schedule

(a)	50% of the Initial Consideration shall be paid by the Buyer to the Seller’s Bank Account immediately upon the later of (x) the issue of the Completion Audit as contemplated under Schedule 8; and (y) the obtaining of the ODI approval provided under clause 4.1(2); provide, that the Seller shall, upon receipt of such proceeds:

(i)	procure that all of the Subsidiary’s account receivables and accrued interests (if any) owed by AOI and/or any of its Affiliates (excluding Target Group) as of the Reference Date (shown in the Completion Audit) (collectively, the “Related ARs”) be paid in full;

(ii)	procure repayment of all of the then outstanding principal amount and accrued interests of the secured borrowings of the Subsidiary (collectively, the “Subsidiary Borrowings”);

(iii)	cause the mortgages in respect to real properties of the Subsidiary for securing the above-described borrowings to be released by the relevant lenders of such borrowings; and

(iv)	complete the Capital Contribution as contemplated under paragraph 5 of Schedule 8;

provided, that, in the event the total sum of the Related ARs settled in accordance with paragraph (i) above, the proceeds of the Capital Contribution and the Subsidiary’s other cash resources are not sufficient for repayment of the Subsidiary Borrowings, the Seller shall pay, or procure payment of, such amount equal to the shortfall to the Subsidiary, by way of shareholder loan(s), to fund repayment of the Subsidiary Borrowings (the “Shareholder Loan”);

(b)	The Buyer shall, upon Completion and pursuant to the terms and conditions under Schedule 3, (i) pay the remaining Initial Consideration to the Seller; and (ii) on behalf of the Subsidiary, repay the Shareholder Loan (if any) to the Seller; and

(c)	The Additional Consideration shall be paid by the Buyer pursuant to the terms and conditions under Schedule 8.

2.3	Letter of Credit

As soon as possible, and in any event no later than four (4) months after the Execution Date, the Buyer shall deliver to the Seller an irrevocable and unconditional standby letter of credit (the “Letter of Credit”) in a form reasonably satisfactory to the Seller and the Buyer issued by Agricultural Bank of China or Bank of China (the “Issuing Bank”) in an amount not less than 2% of the Consideration in favour of the Seller. For the avoidance of doubt, the form of the Letter of Credit should be agreed between the Parties before Execution Date. In the event and to the extent that the Buyer fails to pay the Buyer’s Breakup Fee in accordance with clause 2.4, and upon presentation by the Seller to the Issuing Bank of documentation in compliance with the terms of the Letter of Credit, the Issuing Bank shall (and the Buyer shall procure the Issuing Bank to) unconditionally pay to the Seller any unpaid amount of the Buyer’s Breakup Fee in US Dollars in immediately available funds for same day value to the Seller’s Bank Account. In addition, the Seller shall have the right to terminate this Agreement by giving the Buyer a written notice if the Buyer has failed to complete its obligations under this clause 2.3 to deliver to the Seller the Letter of Credit within four (4) months after the Execution Date.

2.4	Buyer’s Breakup Fee

The Buyer shall pay the Buyer’s Breakup Fee to the Seller’s Bank Account:

(1)	in an amount equal to 1% of the Consideration, upon the termination of this Agreement pursuant to clause 4.9 due to the non-satisfaction of the Conditions Precedent in clause 4.1(2) for any reason attributable to any breach of or omission to observe any of the Buyer’s obligations under clause 7.6 hereof; or

(2)	in an amount equal to 2% of the Consideration, upon the termination of this Agreement by the Seller pursuant to clause 5.4(2) or for repudiatory breach of this Agreement of the Buyer.

2.5	Seller’s Breakup Fee

The Seller shall pay the Seller’s Breakup Fee in an amount equal to 2% of the Consideration to the designated bank account of the Buyer upon the termination of this Agreement by the Buyer pursuant to clause 5.4(2).

2.6	The Parties agree that the Breakup Fee (including Buyer’s Breakup Fee and Seller’s Breakup Fee) is an amount payable by way of liquidated damages to compensate the counterparty for its costs, expenses and losses incurred in the negotiation and preparation of this Agreement and the loss of opportunity to sell the Shares, and the Parties agree that the amount of the Breakup Fee is:

(1)	a genuine pre-estimate of such costs, expenses and losses and not a penalty;

(2)	is in proportion to the legitimate interests of counterparty and is not extravagant, unreasonable or unconscionable; and

(3)	has been negotiated at arm’s length with each Party having received legal advice.

3.	LOCKED BOX

3.1	The Seller covenants and undertakes to the Buyer that in the period from (and excluding) the Locked Box Date up to (and including) Completion (save to the extent comprising a Permitted Leakage):

(1)	no dividend or other distribution of profits or assets has been declared, paid or made by any Target Group Company to or for the benefit of the Seller;

(2)	no share or loan capital of any Target Group Company has been redeemed, repurchased or repaid, or resulted in a payment to, or an agreement or obligation to make a payment to the Seller;

(3)	no amounts owed to a Target Group Company by the Seller have been waived or forgiven;

(4)	no management, monitoring or other shareholder or directors’ fees or bonuses or payments of a similar nature have been paid by or on behalf of a Target Group Company to or for the benefit of the Seller; and

(5)	no costs or expenses of the Seller relating to the sale of the Shares (to any person), or to the other transactions contemplated by this Agreement (including any professional advisers’ fees and any transaction or sale bonuses or other payments payable as a result of the completion of the sale of the Shares (to any person)), have been paid or incurred, by or on behalf of any Target Group Company to or on behalf of the Seller.

3.2	Subject to clauses 3.3 and 11.4, in the event of any breach of clause 3.1, the Seller undertakes on demand by the Buyer to reimburse the Buyer (as trustee for and on behalf of each member of the Buyer’s Group) on a US Dollar for US Dollar basis equal to the amount received by the Seller in respect of any breach by the Seller of any of the covenants and undertakings set out in clause 3.1. A claim under this clause 3.2 (the “Leakage Claim”) shall be the sole remedy available to the Buyer and the Target Group Companies arising (directly or indirectly) from a breach of clause 3.1.

3.3	The Seller shall not be liable to make a payment under clause 3.2 for a Leakage Claim unless it has received from the Buyer written notice of such Leakage Claim including, to the extent practicable, the matter or event that caused the Leakage Claim and the amount payable by the Seller in respect of the Leakage Claim on or before the date falling three (3) months after the Completion Date. For the avoidance of doubt, the Seller shall have no liability to the Buyer in respect of any Leakage Claim if Completion does not occur.

4.       CONDITIONS

4.1	Completion is conditional on the following conditions precedent (the “Conditions Precedent”) being satisfied or waived on or before 5:00p.m. Beijing time on the Long Stop Date:

(1)	CFIUS Approval. The Parties shall have received the CFIUS Approval;

(2)	ODI approval. The Buyer shall have obtained the outbound direct investment filings or approvals or certificates (as applicable) from the competent Development and Reform Commission and Commerce Department and the outbound direct investment foreign exchange registration with competent bank designated by the State Administration of Foreign Exchange for completing the Transaction;

(3)	Stockholder approval. The Transaction shall have been approved by a vote of the holders of at least a majority of AOI’s outstanding shares of stock pursuant to Section 271 of the DGCL (the “AOI Stockholder Approval”), or AOI shall have delivered to the Buyer a legal opinion of Delaware counsel stating that such stockholder approval is not required pursuant to the DGCL; and

(4)	Reorganization. The Reorganization shall have been duly completed by the Group.

4.2	Conditions Precedent in clauses 4.1(1) to 4.1(4) cannot be waived by either Party.

4.3	The Buyer shall make all reasonable efforts to achieve satisfaction of each Conditions Precedent in clauses 4.1(1) and 4.1(2) as soon as possible after the date of this Agreement and in any event no later than 5:00pm Beijing time on the Long Stop Date. The Seller shall and shall cause AOI and the Target Group (as the case may be) to make all reasonable efforts to promptly make available to the Buyer, as reasonably requested, all information, records, and documents relating to such filings, applications, submissions and/or communications in respect of each Conditions Precedent set forth in clauses 4.1(1), 4.1(3) and 4.1(4).

4.4	Except as otherwise provided in clauses 4.6 and 4.7, the Buyer shall:

(1)	in order to achieve satisfaction of each Conditions Precedent under clauses 4.1(1) and 4.1(2), make all necessary filings, applications and submission to the applicable Governmental Authorities as soon as practicable after the date of this Agreement but in any event not more than eighty-five (85)days after the date of AOI’s public announcement of the execution of this Agreement and the Transaction and promptly supply all information requested or required by the applicable Governmental Authorities; and

(2)	after the date of this Agreement, not enter into (and will procure that no member of the Buyer’s Group enters into) any other agreement or arrangement where the effect of any such agreement or arrangement may affect, delay, impede or in any respect prejudice the satisfaction of the Conditions Precedent.

4.5	Except as otherwise provided in clause 4.6, the Buyer shall keep the Seller informed as to the progress towards satisfaction of the Conditions Precedent in clauses 4.1(1) and 4.1(2) and shall:

(1)	notify the Seller and provide to the Seller copies of any communications from any Governmental Authority or other person in relation to obtaining any consent, approval or action where such communications have not been independently or simultaneously supplied to the Seller;

(2)	provide the Seller with draft copies of all submissions and communications to any Governmental Authority or other person in relation to obtaining any consent, approval or action at such time as will allow the Seller a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent and promptly provide the Seller with copies of all such submissions and communications in the form submitted or sent; and

(3)	where requested by the Governmental Authority, allow persons nominated by the Seller to attend any meeting, telephone call or video call with any Governmental Authority or other person in relation to obtaining any consent, approval or action, provided that nothing in this clause 4.5 shall require the Buyer to disclose to the Seller any information which is commercially sensitive in respect of the business and operations of the Buyer’s Group.

4.6	CFIUS Approval

(1)	The Buyer and the Seller will each use reasonable best efforts to prepare and submit promptly a CFIUS Notice with respect to the Transaction and to achieve CFIUS Approval. Without limiting the generality of the foregoing, the Buyer and the Seller shall each use reasonable best efforts to (a) provide as promptly as practicable to each other’s counsel and to CFIUS any additional or supplemental information and documentary material as may be necessary, proper or advisable in connection with preparation and submission of the CFIUS Notice and thereafter to achieve CFIUS Approval and permit consummation of the Transaction; (b) permit the other Party to review reasonably in advance any communication (subject to mutually acceptable appropriate redactions to maintain confidentiality of business information) proposed to be given by it to CFIUS, and consult with each other in advance of any meeting or conference with CFIUS, and, to the extent permitted by CFIUS, give the other Party reasonable opportunity to attend and participate in any such meeting or conference; and (c) keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information or documentary material from, CFIUS, in each case (a)-(c), to the extent permitted by Applicable Laws and subject to customary and mutually acceptable confidentiality practices and all applicable privileges (including the attorney-client privilege).

(2)	None of the Parties shall take or permit any of its subsidiaries or Affiliates to take any action that would reasonably be expected to prevent, delay or impede any CFIUS Approval, provided, that the Parties agree that any mitigation proposed by CFIUS would have to be acceptable to the Seller.

(3)	The Buyer and Seller will each bear its own legal fees for the CFIUS process and will each be responsible for 50% of the CFIUS filing fee for a written notice.

4.7	AOI Stockholder Approval

(1)	To the extent AOI Stockholder Approval is required for the Transaction, the Seller will procure AOI to use reasonable best efforts to prepare and submit promptly to the U.S. Securities and Exchange Commission (“SEC”) a preliminary proxy statement with respect to the Transaction, and the Buyer will reasonably cooperate with the Seller and AOI in providing information required for such preliminary proxy statement or requested by the SEC in connection with the SEC’s review of the preliminary proxy statement.

(2)	To the extent AOI Stockholder Approval is required for the Transaction, as soon as reasonably practicable and in any event within three (3) months following any SEC review of the preliminary proxy statement or the AOI’s receipt of confirmation that the SEC will not be reviewing the preliminary proxy statement, the Seller will procure AOI to finalize and distribute the proxy statement and conduct a stockholders meeting for purposes of seeking stockholder approval of the Transaction.

4.8	If, at any time, the Buyer becomes aware of a fact, matter or circumstance that might prevent any Conditions Precedent from being satisfied, it shall immediately inform the Seller in writing or orally.

4.9	If any Conditions Precedent has not been satisfied by 5:00pm Beijing time on the Long Stop Date, this Agreement shall automatically terminate with immediate effect.

4.10	Each Party’s further rights and obligations cease immediately on termination (excluding those under clauses 2.3 and 2.4), but termination does not affect a Party’s accrued rights and obligations at the date of termination.

5.	COMPLETION

5.1	Completion shall take place at the offices of the Subsidiary on the Completion Date, or at such other location, time or date as may be agreed in writing between the Parties.

5.2	At Completion, the Seller and the Buyer shall comply with their respective obligations specified in Schedule 3.

5.3	The Seller and the Buyer are not obliged to complete this Agreement unless:

(1)	(in the case of the Seller only) the Buyer complies with all its obligations under this clause 5 and Schedule 3;

(2)	(in the case of the Buyer only) the Seller complies with all its obligations under this clause 5 and Schedule 3.

5.4	If Completion does not take place on the Completion Date because any Party fails to comply with any of its obligations under this clause 5 and Schedule 3 (whether such failure amounts to a repudiatory breach or not), the other Party may by notice to the defaulting Party:

(1)	postpone Completion to a date not more than ten (10) Business Days after the Completion Date and not later than the Long Stop Date; or

(2)	terminate this Agreement.

5.5	If any Party postpones Completion to another date in accordance with clause 5.4(1), the provisions of this Agreement apply as if that other date is the Completion Date.

5.6	If a Party terminates this Agreement pursuant to clause 5.4(2), each Party’s further rights and obligations cease immediately on termination (excluding those under clauses 2.3 and 2.4), but termination does not affect a Party’s accrued rights and obligations at the date of termination.

6.	THE SELLER’S WARRANTIES

6.1	The Seller warrants to the Buyer that each Seller’s Warranty is true, accurate and not misleading in all material respects at the Completion Date.

6.2	The Seller does not give or make any warranty or representation as to the accuracy or feasibility of the forecasts, estimates, projections, statements of intent or statements of opinion provided to the Buyer or any of its officers, employees, agents or advisers on or prior to the date of this Agreement.

6.3	The Seller’s Warranties are subject to and qualified by any of the matters contained in the Data Room, any of the Buyer’s knowledge (actual or implied) in respect to the Business and any matters in connection with the Target Group or the Business that are publicly available on or before the Completion Date or which might reasonably be expected to come to the knowledge of a reasonable Buyer familiar with the type of transactions contemplated in this Agreement.

6.4	Each Party warrants to each other that it will strictly comply with Applicable Laws, and complete the necessary internal approvals and approvals with competent Governmental Authority for the Transaction.

6.5	The Buyer acknowledges and agrees that the Seller is not making, and that the Buyer has not relied upon, any representations or warranties whatsoever, express or implied, beyond those expressly given by the Seller in Schedule 4. The Buyer further acknowledges that the Seller has not made, and that the Buyer has not relied upon, any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Group Companies or the Transaction contemplated by this Agreement not expressly set forth in this Agreement, and neither the Seller nor any of the Seller’s Affiliates will have or be subject to any liability (whether based on contract, tort or any other theory, at law or in equity, or otherwise) to the Buyer or any of its Affiliates resulting from the disclosure to the Buyer, or the Buyer’s use of, any such information with respect to which a representation and warranty has not been made, including any publications or Data Room information provided to the Buyer, or any other document or information in any form provided to the Buyer or its representatives in connection with the Transaction contemplated hereby, with respect to which a representation and warranty has not been made in this Agreement. The Buyer acknowledges that it has conducted, to its satisfaction, its own independent investigation of the Group Companies in making the determination to proceed with the Transaction. The Buyer has relied solely on the Seller’s Warranty contained in Schedule 4 and the results of the Buyer’s own independent investigation.

6.6	In the case of a breach of any of the Seller’s Warranties or of any covenant or obligation that a Seller is required to perform under this Agreement and any other Transaction Documents, the Seller shall only compensate the Buyer for Losses that would actually arise from such breach.

7.	THE BUYER’S WARRANTIES AND UNDERTAKINGS

7.1	The Buyer warrants to the Seller that each Buyer’s Warranty is true, accurate and not misleading, at the date of this Agreement and at the Completion Date.

7.2	The Buyer undertakes to the Seller for itself and as agent and trustee for each of its Affiliates that (in the absence of fraud) the Buyer:

(1)	has no rights against; and

(2)	may not make any Claim against

any employee, director, agent, officer or adviser of the Seller or any Affiliate of or adviser to the Seller on whom it may have relied before agreeing to any term of, or entering into, this Agreement or any other agreement or document referred to herein.

7.3	To the knowledge of the Buyer (which shall include the facts, matter and circumstances disclosed in this Agreement or the Data Room), the Buyer is not aware as at the date of this Agreement of any fact, matter, or circumstance which might entitle the Buyer either at Completion or with the passing of time to make a Claim against the Seller or any Affiliate of the Seller.

7.4	The Buyer warrants that it will strictly comply with relevant applicable laws and regulations, and complete the necessary examination and approval procedures for the Transaction. If the Transaction fails or is punished by the regulatory authorities due to incompliance with relevant applicable laws and regulations of the Buyer or failure to complete necessary examination and approval procedures, the Buyer shall bear the losses incurred to the Seller.

7.5	Notwithstanding that the Buyer becomes aware at any time:

(1)	that there has been a breach of any provision of this Agreement; or

(2)	that there may be a Claim against the Seller in connection with this Agreement,

the Buyer shall not be entitled to rescind this Agreement or treat this Agreement as terminated but (without prejudice to clause 3.2 in respect of a breach of clause 3.1) shall only be entitled to claim damages in respect of such matter and, accordingly, the Buyer waives all and any rights of rescission it may have in respect of any such matter (howsoever arising or deemed to arise), other than any such rights arising in respect of fraud of a Seller.

7.6	The Buyer undertakes to the Seller that it shall take all actions, file all documents and notices with relevant Governmental Authorities and do all other things necessary or advisable in order to achieve satisfaction of each of the Conditions Precedent set out in clause 4.1(2) as soon as possible before the Long Stop Date. Without prejudice to the generality of the foregoing, the Buyer shall undertake to (i) file the applications for the ODI approval (as described in clause 4.1(2)) to the relevant Governmental Authorities as soon as practically possible after the signing of this Agreement, in any event not later than eighty-five (85) days after the date of AOI’s public announcement of the execution of this Agreement and the Transaction; (ii) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority for information or documentary material relating to the regulatory approvals; (iii) keep the Seller informed of communication to or from any Governmental Authority regarding the ODI approval, and (iv) take any necessary actions and agree to any undertakings or conditions sought or requested by the relevant Governmental Authority for granting the ODI approval.

7.7	The Buyer undertakes to the Seller that it shall take all actions, file all documents and notices with relevant Governmental Authorities and do all other things necessary or advisable in order to achieve satisfaction of each of the Conditions Precedent set out in clause 4.1(1) as soon as possible before the Long Stop Date. Without prejudice to the generality of the foregoing, the Buyer shall undertake to (i) file the applications for the CFIUS Approval to the relevant Governmental Authorities as soon as practically possible after the signing of this Agreement, in any event not later than eighty-five (85) days after the date of AOI’s public announcement of the execution of this Agreement and the Transaction; (ii) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority for information or documentary material relating to the regulatory approvals; (iii) keep the Seller informed of communication to or from any Governmental Authority regarding the CFIUS Approval, and (iv) take any necessary actions and agree to any undertakings or conditions sought or requested by the relevant Governmental Authority for granting the CFIUS Approval.

8.	PRE-COMPLETION CONDUCT

8.1	Except as expressly permitted by this Agreement, from the date of this Agreement until the Completion Date, the Seller agrees that it will cause each Target Group Company to:

(1)	operate the Business in the ordinary course, consistent with past practices and methods, and maintain its assets and properties in good condition suitable for their intended use;

(2)	comply with all Applicable Laws in all material respects;

(3)	use commercially reasonable efforts to preserve the goodwill of the Target Group, including its relationships with its business partners; and

(4)	maintain, at all times, its books and records consistent with past practice.

8.2	Without prejudice to clause 8.1, the Seller undertakes to procure that, between the date of this Agreement and Completion Date, each Target Group Company shall not, except (i) as may be required to comply with this Agreement, (ii) in the ordinary course of business, or (iii) save as required by Applicable Laws, without the prior written consent of the Buyer, such consent not to be unreasonably withheld or delayed:

(1)	amend the constitutional documents of a Target Group Company;

(2)	dispose of, create, allot or issue, acquire, repay, redeem or grant an option to subscribe for, any share capital or loan capital of any Target Group Company;

(3)	acquire or agree to acquire, an interest in a corporate body or merge or consolidate with a corporate body or any other person;

(4)	enter into any demerger transaction or participate in any other type of corporate reconstruction;

(5)	dispose of, or agree to dispose of, any material asset at below market value; or acquire, or agree to acquire, any material asset at above market value;

(6)	enter into any new agreement or arrangement with the Seller or its Affiliates;

(7)	conclude, amend or terminate a material agreement, arrangement or obligation outside the ordinary course of its business;

(8)	make any material change to its accounting practices or policies;

(9)	file a petition for insolvency or other similar order of any Target Group Company;

(10)	incur any material borrowings or indebtedness in the nature of borrowings other than in the ordinary course of business; and

(11)	agree to do any of the foregoing.

8.3	In order to assist the Buyer in connection with the Buyer’s arrangement of the debt financing for the purpose of the consummation of the Transaction, the Buyer shall, and shall cause the Subsidiary to, use their respective commercially reasonable efforts to provide such assistance and cooperation as the Buyer may reasonably request in connection with the arrangement of the debt financing.

8.4	The Seller undertakes to procure that, between the date of this Agreement and the date of the CFIUS Approval, the Subsidiary will:

(1)	provide the Buyer with the Subsidiary’s monthly management accounts within twelve (12) Business Days following the end of each month; provided, that, the Buyer shall not disclose, or permit disclosure of, the management accounts to any person other than its Representatives on a need-to-know basis; provided, further, that, the Buyer shall notify its Representatives of the confidentiality obligations hereunder and ensure their full compliance of such obligations;

(2)	provide the Buyer with written notice of any material change in the assets or indebtedness of the Subsidiary which exceeds US Dollar 500,000 within five (5) Business Days following occurrence of such change; and

(3)	convene a monthly meeting with the Buyer to discuss the operating results of the Subsidiary; provided, however, that the Seller and the Subsidiary shall not be obligated to provide access to any information which they reasonably consider to be a trade secret or confidential information.

8.5	The Seller and the Buyer agree that, between the date of the CFIUS Approval and the Completion, they will use their respective commercially reasonable efforts to cooperate with each other ensuring successful Completion in a timely manner, and the Buyer will appoint no more than three (3) representatives to work upon the premises of the Subsidiary consulting and coordinating the Completion-related matters with the Seller’s representative(s).

9.	POST-COMPLETION UNDERTAKINGS

9.1	Each of the Seller and the Buyer undertakes to each other that:

(1)	within seven (7) Business Days following the Completion Date, the Buyer shall, and shall procure each Target Group Company, pay in full all account payables arising from the purchase of raw material and/or laser chips or components for the Business and accrued interests (if any) owed by the Target Group to AOI and/or any of its Affiliates (excluding Target Group) as of the Reference Date (shown in the Completion Audit).

(2)	the Seller shall procure that, as of the Reference Date (as defined in Schedule 8), the Subsidiary will not have any outstanding trade payables owed to AOI and/or any of its Affiliates (excluding Target Group) which have been incurred by the Subsidiary otherwise than in connection with the Subsidiary’s purchase of raw material and/or laser chips or components for the Business.

(3)	the Seller shall procure that, as of the Reference Date (as defined in Schedule 8), the Subsidiary will not have any outstanding account payables and/or receivables other than arising from the Subsidiary’s ordinary course of business.

(4)	The terms “Reference Date” and “Completion Audit” are defined in Schedule 8.

9.2	After Completion,

(1)	AOI, the Seller and the Buyer will enter into patent transfer agreement to transfer the Transferred Patents to the Buyer at nil consideration, and will submit the application to United States Patent and Trademark Office and other applicable Governmental Authorities for the transfer;

(2)	AOI, the Subsidiary and the Buyer will enter into a trademark license agreement, in the agreed form, pursuant to which, AOI will license certain trademarks to the Subsidiary and the Buyer;

(3)	AOI, the Subsidiary and the Buyer will enter into a technology cross-license agreement (“Technology Cross-License Agreement”), in the agreed form, pursuant to which, the relevant licensor will license certain Intellectual Property to the relevant licensee(s), as the case may be;

(4)	AOI and the Buyer will enter into a product supply agreement, in the agreed form, pursuant to which, the Buyer will purchase certain products and services from AOI; and

(5)	AOI, the Subsidiary and the Buyer will enter into a contract manufacturing agreement, in the agreed form, pursuant to which, the Subsidiary and the Buyer will manufacture and sell certain products and services to AOI.

9.3	After Completion, the Seller shall make reasonable efforts to assist on the filing and/or registration with SAMR in relation to the change of legal representative, directors, and general manager of the Subsidiary.

9.4	The Buyer acknowledges that AOI and the Seller may need access from time to time after Completion to certain accounting, tax and other records and information held by the members of the Target Group to the extent such records and information pertain to events occurring prior to Completion for the purpose of (i) filing its tax returns or dealing with the relevant taxation authority in respect of such returns, and/or (ii) complying with Applicable Laws, and, accordingly, the Buyer agrees that it shall, upon being given reasonable notice by AOI/the Seller and subject to AOI or the Seller giving such undertaking as to confidentiality as the Buyer shall reasonably require, and shall cause the Target Group to:

(1)	properly retain and maintain such records until the earlier of the date that is six (6) years after Completion and such time as AOI/the Seller agrees that such retention and maintenance is no longer necessary; and

(2)	subject to any Applicable Laws and confidentiality obligations of the Target Group Companies owed to any of their clients, allow AOI/the Seller and its officers, employees, agents, auditors and Representatives, to (i) inspect, review and make copies of such records and information for and only to the extent necessary for that purpose; and (ii) be given reasonable access to any employee, officer, adviser or premises of any of the Target Group Companies (and within five (5) Business Days of a request for such reasonable access) during normal working hours and at the expense of AOI/the Seller.

9.5	Subject to the non-compete obligations under clause 10, Buyer agrees that, following the Completion, it shall not, and shall procure that none of its Affiliates will, on a permanent basis, bring any Proceedings against AOI or any of its Affiliates or otherwise assert any claim or action against AOI or any of its Affiliates for the using, distributing or otherwise commercially utilizing of the Transferred Patents as incorporated in the Sub-Assembly Products all around the world. For the purpose hereof, the term “Proceedings” shall mean any legal, arbitral, administrative, regulatory or other action or proceedings.

9.6	After the Completion, the Seller shall procure that AOI fulfill the obligations owed to customers with respect to the previous sold products; and the Buyer shall procure that Target Group fulfill the obligations owed to AOI with respect to the previous sold products. For the purpose hereof, the term “previous sold products” shall mean the products sourced from the Subsidiary and then sold by AOI to the customers at any time prior to the Completion, together with any after-sale services for such Transceivers Products sold.

9.7	Subject to definitive agreement or purchase order to be separately agreed following Completion, the Buyer and/or the Target Group may wish to appoint AOI and/or the Seller as (i) a non-exclusive distributor for the sale and distribution of certain Transceivers Products (the “Distribution Products”) in the U.S. and such other territory(ies) to be agreed by the parties (collectively, the “Distribution Territory”), for a distribution price per product chargeable by the Buyer / the Target Group to AOI / Seller not more than 95% of the purchase price per product as set forth in the purchase order received by AOI or Seller from customers in the Distribution Territory or such other distribution price as the parties may separately agree upon; provided all advertising, marketing, freight, forwarding, delivery, insurance, custom or any other costs and expenses with respect to the marketing, delivery, packaging, export and import of the Distribution Products shall be borne by the Buyer and/or the Target Group (as the case may be); and (ii) a provider of after-sale services to the end-users of the Distribution Products, at such additional charge to be separately agreed.

10.	NON-COMPETE AND IP NON-ASSERT

10.1	Subject to clause 10.2, from the Completion until the seventh (7th) anniversary of the Completion, the Seller undertakes to the Buyer, that the Seller will not, and it will procure that no member of the Seller’s Group will, directly or indirectly, carry on, own or have an equity interest in any Transceiver Business and/or Multi-OSA Business throughout the world, other than Seller’s potential investment directly or indirectly in the Buyer, unless otherwise agreed by the Buyer.

10.2	Nothing in clause 10.1 shall prevent or restrict in any way the Seller or any member of the Seller’s Group from carrying on their present business or businesses (other than the Transceiver Business and/or Multi-OSA Business of the Group as carried on at the date of this Agreement) or any natural development thereof.

10.3	Subject compliance with clause 10.1 by the Seller and the members of the Seller’s Group, the Buyer agrees that neither the Buyer, the Company, the Subsidiary, nor any Affiliate of the Buyer, the Company or the Subsidiary will assert any of the Transferred Patents or the Intellectual Property owned or registered by the Buyer, the Company and/or the Subsidiary against AOI, the Seller or the members of the Seller’s Group regarding AOI, the Seller’s or any member of the Seller’s Group carrying on their present business or businesses (other than the Transceiver Business of the Group as carried on at the date of this Agreement) or any natural development thereof.

10.4	From the Completion until the seventh (7th) anniversary of the Completion,, the Buyer undertakes to the Seller, that the Buyer will not, and it will procure that no member of the Buyer’s Group will, directly or indirectly, carry on, own or have an equity interest in any CATV Business in North America. More specifically:

(1)	The Buyer will not (and it will procure that each member of the Buyer’s Group not to), either by itself or via any third party, deliver any CATV Products to any end customer located in North America, or otherwise enter into any transaction with any end customer located in North America in relation to the CATV Business (“Deal Prohibition”); provided, that the Buyer shall also ensure that any third party entering into any dealings with the Buyer’s Group in relation to the CATV Business shall execute a written undertaking to comply with the Deal Prohibition.

(2)	The Buyer will (and will procure each member of the Buyer’s Group) terminate the agreement with any third party in relation to the CATV Business upon such third party’s breach of the Deal Prohibition and bring claim against such third party accordingly. The Buyer and the Target Group shall also be jointly and severally liable for relevant Losses, if any, arising from any breach of the Deal Prohibition by the Buyer’s Group or any third party, and shall compensate the Seller for such Losses.

(3)	For the avoidance of doubt, the Deal Prohibition only applies so long as the Subsidiary is the largest supplier of AOI for CATV Products, to be determined by the value of the total revenue for CATV Products awarded to the Subsidiary (the “Subsidiary CATV Revenue”), in comparison to all of the AOI suppliers of similar CATV Products (the “Total CATV Revenue”), during any fiscal year of AOI following the Completion, where the Subsidiary CATV Revenue shall be equal to or more than 51% of Total CATV Revenue.

(4)	For the purpose hereof, the Subsidiary CATV Revenue includes any purchase orders that is awarded to the Subsidiary but rejected by the Subsidiary under section 1.5 of the Contract Manufacturing Agreement where AOI’s expected Gross Margin for the CATV Products to be manufactured by the Subsidiary under such purchase order is equal to or more than 10%, but excludes any purchase orders that is awarded to the Subsidiary but rejected by the Subsidiary under section 1.5 of the Contract Manufacturing Agreement under which AOI’s expected Gross Margin for the CATV Products to be manufactured by the Subsidiary is less than 10%.

(5)	For the purpose hereof, the “Gross Margin” with respect to any CATV Products shall be calculated as: (total revenue of relevant CATV Products minus cost of goods sold) divided by total revenue of relevant CATV Products multiplied by 100%.

10.5	Notwithstanding the foregoing, the Parties acknowledge and agree that after Completion, the Buyer and the Subsidiary shall be entitled to manufacture and sell to any CATV customer located in North America other than the ones as specified on Schedule 11. The Seller further acknowledges that the customers listed Schedule 11 either are customers of the Target Group as of the date hereof, or were customers of the Target Group at any time during six (6) months prior to the date hereof.

11.	LIMITATION OF SELLER’S LIABILITY

11.1	General

(1)	The Parties agree that the arrangements for liability provided for in this Agreement shall be the only remedy that the Buyer shall be entitled to claim in relation to the Transaction, and that they replace and exclude the general arrangements for liability of the Seller under Applicable Laws.

(2)	All payments by the Seller pursuant to this clause 11 shall be net of any (i) third-party insurance or indemnity, contribution, or similar payments or proceeds received or reasonably expected to be received, and (ii) Tax benefits realized or reasonably expected to be realized, in each case in connection with the facts giving rise to the right of indemnification.

11.2	Time Limitation for Claims

The Seller is not liable for a Claim unless the Buyer has notified the Seller in writing of the Claim on or before the date which is twelve (12) months after the Completion Date.

11.3	Minimum Claims

The Seller shall not be liable under this Agreement in respect of any Claim unless and until the amount in respect of all Claims exceeds US$350,000.00, in which case the Seller shall be liable in respect of the total aggregated amounts (subject to clause 11.4) and not the excess only.

11.4	Maximum Liability

The Seller’s maximum aggregate liability in respect of the Losses of all Claims under or in connection with this Agreement (excluding, for the avoidance of doubt, any Leakage Claim which shall be subject to US Dollar for US Dollar reimbursement provided under clause 3.2) shall not exceed an amount equal to 3% of the Consideration.

11.5	Notice of Potential Claims

If the Buyer becomes aware of any fact, matter or circumstance that may give rise to a Claim, the Buyer shall within sixty (60) days give notice in writing to the Seller setting out such information as is available to the Buyer as is reasonably necessary to enable the Seller to assess the merits of the potential Claim, to act to preserve evidence and to make such provision as the Seller may consider necessary. If the Buyer fails to give such notice, the Buyer shall not be entitled to make the relevant Claim under this Agreement.

11.6	Notice of Claims

Notices of Claims shall be given by the Buyer to the Seller within the time limit specified in clause 11.2 and shall not be valid unless they specify reasonable details in relation to the legal and factual basis of the claim and the evidence on which the Buyer relies and setting out the Buyer’s estimate of the amount of Losses which are, or are to be, the subject of the Claim.

11.7	Commencement of Proceedings

A Claim notified in accordance with clause 11.2 and not satisfied, settled or withdrawn is unenforceable against the Seller on the expiry of the period of six (6) months starting on the day of notification of the Claim, unless proceedings in respect of the Claim have been properly issued and validly served on the Seller.

11.8	Contingent Liabilities

The Seller shall not be liable under this Agreement in respect of any liability that is contingent unless such contingent liability is a direct cause of action and becomes an actual liability.

11.9	Investigation by Seller

In connection with any matter or circumstance that may give rise to a Claim against the Seller under this Agreement and subject to any Applicable Laws and confidentiality obligations of the Target Group Companies owed to any of their clients,, the Buyer shall allow, and shall procure that the Target Group allow, the Seller and its financial, accounting or legal advisers: (i) to investigate the matter or circumstance alleged to give rise to such claim and whether and to what extent any amount is payable in respect of such Claim; and (ii) to access premises and personnel, and examine and copy or photograph any assets, accounts, documents and records, of the relevant Target Group Company.

11.10	Conduct of Third Party Claims

If the Buyer becomes aware of any Third Party Claim against any Target Group Company with respect to any Losses arising out of or relating to any event in, condition of, practice of or operation of the Business prior to the Completion, then:

(1)	as soon as reasonably practicable, the Buyer shall notify the Seller in writing of such Third Party Claim and ensure that the Seller and its Representatives are given all reasonable information, facilities and opportunity to investigate it;

(2)	the Seller may in its discretion elect to cause the Target Group Company to resolve or undertake the defense of such Third Party Claim, provided that such election shall in no way be construed as a limitation of the Buyer’s right to indemnification under this Agreement, and provided further that, no admissions in relation to the Third Party Claim shall be made by or on behalf of the Buyer or any other member of the Buyer’s Group and the Third Party Claim shall not be compromised, reconciled or otherwise settled without the written consent of the Seller (such consent not to be unreasonably withheld or delayed); and

(3)	the Buyer shall provide its full cooperation to the Seller and the Target Group Company for the resolution or defense of such Third Party Claim, including to pass any members resolutions, or to cause the Target Group Company to take any other action, that is reasonably required for the resolution or defense of such Claim by the Target Group Company.

11.11	No Liability for Consequential Loss

The Seller shall not be liable under this Agreement or in respect of a Claim for any consequential, exemplary, punitive, special, indirect or incidental damages, or any multiple of damages, including, without limitation, loss of profits or revenue.

11.12	Recovery Only Once

The Buyer is not entitled to recover more than once in respect of any one matter giving rise to a Claim.

11.13	Mitigation

The Buyer shall procure that reasonable steps are taken and reasonable assistance is given to avoid or mitigate any Losses that in the absence of mitigation might give rise to or enhance a liability in respect of any claim under this Agreement.

11.14	Joint and Several Liability

AOI covenants with the Buyer that it shall be jointly and severally liable with the Seller under this Agreement in the event of the Seller's failure, refusal or negligence to perform its obligations hereunder.

12.	MISCELLANEOUS

12.1	Legal Effect

This Agreement shall be legally binding with full force and effect upon the Execution Date hereof.

12.2	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each Party.

12.3	Confidentially

(1)	This clause 12.3 shall be without prejudice to the NDA, which shall continue notwithstanding this Agreement until Completion, upon which it shall cease to exist, without prejudice to any rights and obligations already accrued thereunder.

(2)	Subject to clause 12.3(3), each Party undertakes that it shall not at any time disclose to any third party any information relating to this Agreement or the Transaction contemplated hereby, other than: (i) any information properly available to the public without breach of such undertaking by such Party; (ii) any information required to be disclosed to the applicable Governmental Authority(ies) or relevant stock exchanges; (iii) any information required to be disclosed pursuant to any court or arbitral tribunal’s decision, order, judgment or award or otherwise pursuant to any Applicable Laws; or (iv) any information disclosures to a Party’s shareholders, Affiliates, investors, advisors, employees, representatives, agents and consultants only to the extent necessary and for the purpose to consummate the Transaction contemplated hereby. For the avoidance of doubt, the Buyer and the Buyer’s Group undertake that they shall not at any time disclose to any third party any information relating to the business, financial or other affairs of the Group occurred prior to the Completion.

(3)	Furthermore, the Parties agree that they shall not issue any reports, statements or releases pertaining to this Agreement or the Transaction contemplated hereby, unless agreed beforehand by the Parties, except that each Party may issue any such report, statement or release if such issuance is required in order to comply with Applicable Laws or a requirement of any applicable Governmental Authority, provided that such Party shall have disclosed with the other Party the type and nature of information being disclosed in such issuance in advance. The Parties shall cooperate with each other as to the timing and content of press releases or other forms of public announcements concerning this Agreement or the Transaction contemplated hereby.

12.4	Securities Law Compliance and Standstill Covenants

(1)	The Buyer shall, and shall procure any and all of its Affiliates and the directors and officers of the Buyer and such Affiliates, comply with applicable securities laws (including U.S. securities laws) in all respects, including the relevant insider dealing and market abuse rules and regulations.

(2)	The Buyer shall, and shall procure any and all of its Affiliates and the directors and officers, undertake that, during the period from the Execution Date until the first (1st) anniversary of the Completion, not to acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities, debt instruments or assets or direct or indirect rights to acquire any securities, debt instruments or assets of AOI or any subsidiary thereof if such acquisition would result in the Buyer and/or any and all of its Affiliates, the directors and officers collectively beneficially owning one percent (1%) or more of the then outstanding voting securities of AOI;

(3)	During the period from the Execution Date until the first (1st) anniversary of the Completion, none of the Buyer, its Affiliates (or anyone acting on behalf of any of such persons), their respective directors and officers shall in any manner, directly or indirectly, alone or jointly or in concert with any other person, without the prior written consent of AOI and the Seller, except in connection with the Transaction:

(a)	acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities, debt instruments or assets or direct or indirect rights to acquire any securities, debt instruments or assets of AOI or any subsidiary thereof;

(b)	make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” with respect to any transaction (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of AOI or its subsidiaries;

(c)	propose or initiate or make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving AOI or any of its subsidiaries or their securities or assets;

(d)	form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any voting securities of AOI or its subsidiaries;

(e)	otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of AOI; or

(f)	directly or indirectly, have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist procure or encourage, any other persons in connection with any of the foregoing.

12.5	Tax and Expenses

(1)	Unless otherwise specified in this Agreement or the Transaction Documents, each Party shall bear its own costs, expenses and taxes incurred in connection with the Transaction.

(2)	Without prejudice to the generality of the foregoing, the Parties agree that each Party shall be responsible for fifty percent (50%) of all stamp duty (including fines and penalties) chargeable, payable or assessed in relation to this Agreement and the transfer of the Shares to the Buyer, especially the stamp duty payable in Hong Kong (“HK Stamp Duty”).

(3)	On the Completion Date, the Parties and the Company shall procure the Company’s company secretary to submit the original instrument of transfer and bought and sold notes in respect of the Shares to the Hong Kong Inland Revenue Department for adjudication of stamp duty and the Buyer shall cooperate to provide such other information as may be required in order to enable the relevant documents to be submitted for stamping. The total amount of HK Stamp Duty shall be shared equally between the Seller and the Buyer. Each Party agrees to pay their own portion of HK Stamp Duty (being fifty percent (50%) of the total amount) directly to the designated bank account of company secretary of the Company on the Completion Date.

12.6	Notice

(1)	A notice shall be in writing in English, and delivered personally or sent by internationally reputable courier or by email to the party due to receive the notice to the address set out in clause 12.6(3) (or otherwise notified by the other Party in accordance with this clause 12.6).

(2)	Unless there is evidence that it was received earlier, a notice is deemed given if:

(a)	delivered personally, when left at the address set out in clause 12.6(3);

(b)	sent by internationally reputable courier, three (3) Business Days after posting it if the sender and recipient are in the same country or eight (8) Business Days after posting it if the sender and recipient are in different countries; or

(c)	sent by electronic mail, when confirmation of its transmission has been recorded by the sender’s email system.

(3)	The address referred to in clause 12.6(1) and (2) is:

Name of party	Address	Marked for the attention of	E-mail Address

The Seller and AOI	13139 Jess Pirtle Blvd. Sugar Land, Texas 77478	[***]	[***]

The Buyer	4th Floor, Building A, No. 888, Huanhu West 2nd Road, Nanhui New Town, Pudong New Area, Shanghai	[***]	[***]

12.7	Entire Agreement

(1)	This Agreement and each document referred to in it constitutes the entire agreement and supersedes any previous agreements between the Parties relating to the subject matter of this Agreement.

(2)	The Buyer acknowledges and represents that it has not relied on or been induced to enter into this Agreement by a representation, warranty or undertaking given by the Seller other than the Seller’s Warranties or otherwise as set out in this Agreement.

(3)	The Seller is not liable to the Buyer for a representation, warranty or undertaking that is not set out in this Agreement. The Buyer is not liable to the Seller for a representation, warranty or undertaking that is not set out in this Agreement.

(4)	Nothing in this clause 12.7 shall have the effect of limiting or restricting any liability arising as a result of any fraud, wilful misconduct or wilful concealment.

(5)	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or another provision of this Agreement.

12.8	Severability

If any provision of this Agreement or other Transaction Documents should be or become fully or partially invalid, illegal or unenforceable in any respect for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Agreement or other Transaction Documents shall not in any way be affected or impaired thereby.

12.9	Assignment

Except as otherwise expressly provided in this Agreement, neither Party may without the prior written consent of the others, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement.

12.10	No Set-off

The Buyer shall procure that all monies payable to the Seller under or pursuant to this Agreement shall be paid in USD and in full without any deduction, set-off or counterclaim whatsoever and the Buyer irrevocably waives any right to set-off or counterclaim against, or deduct from any monies owed to it by the Seller.

12.11	Privilege

The Buyer further agrees that, as to all communications among (i) the Seller’s Counsels and (ii) the Seller and its Affiliates, including the Group Companies, that relate in any way to the Transaction (collectively, the “Privileged Communications”), the attorney-client privilege and the expectation of client confidence belongs to the Seller and may be controlled by the Seller and shall not pass to or be claimed by the Buyer or any of the Target Group Companies. The Privileged Communications are the property of the Seller, and from and after the Completion Date, none of the Buyer, the Target Group Companies, or any person purporting to act on behalf of or through the Buyer or the Target Group Companies will seek to obtain such communications, whether by seeking a waiver of the attorney-client privilege or through other means. As to any such Privileged Communications prior to the Completion Date, the Buyer, the Target Group Companies, and each of their respective Affiliates, successors or assigns, further agree that no such Party may use or rely on any of the Privileged Communications in any action against or involving any of the Parties after the Completion Date. The Privileged Communications may be used by the Seller in connection with any dispute that relates in any way to the Transaction contemplated by this Agreement, including in any Claim brought by the Buyer. Notwithstanding the foregoing, in the event that a dispute arises between the Buyer, the Target Group Companies and a third party (other than a Party to this Agreement or any of their respective Affiliates) after the Completion Date, the Target Group Companies may assert the attorney-client privilege to prevent disclosure of confidential communications by the Seller’s Counsels to such third party; provided, however, that none of the Target Group Companies may waive such privilege without the prior written consent of the Seller.

12.12	General

(1)	The failure to exercise or delay in exercising a right, power or remedy provided by this Agreement or any document entered into pursuant to it or by law does not impair or constitute a waiver of the right, power or remedy or an impairment of or a waiver of other rights, power or remedies. No single or partial exercise of a right, power or remedy provided by this Agreement or by law prevents other or further exercise of the right, power or remedy or the exercise of another right, power or remedy.

(2)	Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in full force and effect after Completion.

12.13	Governing Law and Jurisdiction

(1)	This Agreement is governed by, and shall be construed in accordance with, the laws of Hong Kong.

(2)	Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, including (without limitation) any dispute regarding the breach, existence, validity or termination of this Agreement shall be finally settled by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in effect at the time of the arbitration (“Rules”), which Rule are deemed to be incorporated by reference into this clause and as may be amended by the provisions of this clause.

(3)	The seat of the arbitration shall be Hong Kong. The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the Rules.

(4)	The language to be used in the arbitral proceedings shall be English and any arbitral award shall be given in English.

(5)	Nothing in this clause 12.13 shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction. Any award shall be final and binding upon the parties from the day it is made. The parties undertake to carry out each and every arbitral award without delay

(6)	The arbitration fee, other expenses of the arbitration and any fees and expenses of enforcement of the arbitral award shall be borne by the losing party. The arbitration award shall rule on the costs of the parties that are not expressly agreed upon in this Agreement.

12.14	Governing Language

This Agreement is written in English. If this Agreement is translated into another language, the English version shall prevail.

12.15	Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

12.16	Force Majeure

(1)	During the occurrence of a Force Majeure Event, the obligations of the Party affected by such Force Majeure Event, to the extent and for the period that such obligations are not performed as a result of such Force Majeure Event, will be suspended, and such Party will not be considered to be in breach or default hereunder, for the period of such occurrence. The suspension of performance will be of no greater scope and of no longer duration than is required by the Force Majeure Event. No obligation of either Party that arose before the Force Majeure Event causing the suspension of performance will be excused as a result of the Force Majeure Event.

(2)	A Party whose obligations under this Agreement are affected by a Force Majeure Event will give the other Party prompt notice of the particulars of the Force Majeure Event and its expected duration. Subject to clause 12.16(3), all time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from such Force Majeure Event.

(3)	A Party whose obligations under this Agreement are affected by a Force Majeure Event will use all commercially reasonable efforts to eliminate the Force Majeure Event and to remedy its inability to perform its obligations under this Agreement, but nothing herein will require the Party to question or test the validity of any law, rule, regulation or order of any government or government body or to perform its obligations if a Force Majeure Event renders performance impossible.

(4)	If a Force Majeure Event continues for more than sixty (60) days and materially adversely affects the ability of a Party to perform its obligations hereunder, the Parties will use all commercially reasonable efforts to adapt the requirements of this Agreement and each other agreement contemplated in this Agreement in a manner that achieves to the greatest extent possible the economic, legal and commercial objectives of the Parties as evidenced in this Agreement, and the other agreements contemplated in this Agreement, and, if they do not agree on the manner in which such requirements should be adapted within a further ten (10) Business Days, each Party may require the matter to be determined in accordance with clause 12.13.

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SCHEDULE 1

INFORMATION ABOUT THE SUBSIDARY

Global Technology Co., Ltd. (宁波环球广电科技有限公司)

1.	Unified social credit code:	91330212739470836U

2.	Place of incorporation:	PRC

3.	Address of registered office:	No.88 Qiushi Road, Wangchun Industrial Park, Haishu District, Ningbo, Zhejiang Province (浙江省 宁波市海曙区望春工业园区秋实路 88 号)

4.	Date of incorporation:	June 24, 2002

5.	Registered share capital:	US$103,500,000

6.	Legal Representative:	Lin, Chih-Hsiang (林誌祥)

7.	Directors:	Lin, Chih-Hsiang (chairman), Yeh, Shu-Hua (Joshua), Weng, Shun-Te (Morris)

SCHEDULE 2

PERMITTED LEAKAGES

1.	Any payment made or to be made by or on behalf of any Target Group Company which:

1.1	have been specifically accrued or provided for in the Locked Box Accounts;

1.2	is contemplated under or is required in order to comply with this Agreement;

1.3	is incurred in the ordinary course of operation of the Target Group, including the payment which is necessary in order to comply with any agreement to which a Target Group Company is party and which is existing as at or before the date of this Agreement;

1.4	is, or relates to, intercompany payables or receivables incurred in the ordinary course of operation of the Group;

1.5	is otherwise specifically agreed to by or on behalf of the Buyer from time to time; or

1.6	is, or relates to any action or matter which is, (whether past, present or prospective) disclosed in writing to the Buyer prior to the date of this Agreement (whether in the Data Room, this Agreement or otherwise).

2.	Any amounts of interest, principal or fees due and payable in respect of any borrowing or indebtedness in the nature of borrowing provided by any local banks in the PRC or AOI/the Seller to the Target Group including, without limitation, bank debt, loans, overdrafts, guarantees, letters of credit, any loan notes or bonds, any other interest bearing and/or secured lending or credit liabilities provided by such local banks or AOI/the Seller to the Target Group in accordance with their terms.

3.	Any amounts of rent, operating expenses, or fees due and payable in respect of any lease in accordance with their terms.

4.	Transfers of equipment between AOI/the Seller and the Target Group or within the Group that are not required for the Target Group’s ongoing operations or that individually have a book value of less than US$10,000.

5.	Expenses properly payable to employees, directors, consultants or officers of any Target Group Company properly due or accrued up to and including Completion.

6.	Emoluments and other entitlements properly payable to employees, directors or consultants or officers of any Target Group Company and due or accrued up to and including Completion under any service or other consultancy agreement or by virtue of their employment or directorship.

SCHEDULE 3

COMPLETION REQUIREMENTS

1.	General Obligations

1.1	Seller’s Obligations

At Completion, the Seller shall deliver or make available to the Buyer evidence that the Seller is authorized to execute this Agreement.

In addition, on or before the Completion, the Seller shall deliver or make available to the company secretary of the Company an instrument of transfer duly executed by the Seller, and a sold note duly executed by the Seller, in respect of the Shares, with a scanned copy sending to the Buyer.

1.2	Buyer’s Obligations

At Completion, the Buyer shall:

(1)	pay the outstanding Initial Consideration to the Seller, by way of electronic transfer in cleared funds for same day value to the Seller’s Bank Account;

(2)	on behalf of the Subsidiary, repay the Shareholder Loan (if any) to the Seller, by way of electronic transfer in cleared funds for same day value to the Seller’s Bank Account;

(3)	deliver, or make available to the Seller:

(a)	evidence that the Buyer is authorized to execute this Agreement and complete the Transaction; and

(b)	written consent of each of the Buyer-nominated director to act as director of the Company to take effect on Completion.

In addition, on or before the Completion, the Buyer shall deliver or make available to the company secretary of the Company an instrument of transfer duly executed by the Buyer, and a bought note duly executed by the Buyer, in respect of the Shares, with a scanned copy sending to the Seller.

2.	Transfer of Shares on Completion

On Completion, upon satisfaction by the Buyer of its obligations under paragraph 1.2 above and the receipt of the Initial Consideration by the Seller, the Seller shall deliver (or procure the delivery) to the Buyer:

(1)	the existing share certificate for the Shares in the name of the Seller;

(2)	a certified copy of the Company’s register of directors, updated to record the appointment, subject to satisfactory KYC checks, of the Buyer-nominated director as a new director of the Company and resignation of the original director of the Company;

(3)	a copy (or a relevant extract), certified as true and correct by a director or the company secretary of the Company, of:

(a)	a written resolution of the board of directors of the Company; or

(b)	minutes of a meeting of the board of directors of the Company at which a resolution was passed,

approving:

(c)	subject to the payment of stamp duty,

(i)	registration of the transfer of the Shares from the Seller to the Buyer under this agreement in the register of members; and

(ii)	the issue of share certificate in respect of the Shares in favour of the Buyer;

(d)	subject to the articles of association of the Company, the relevant persons consenting to act, and ensuring that the board of directors of the Company is properly constituted at all times:

(i)	the appointment of each of the Buyer-nominated director to the board of directors of the Company with effect from Completion;

(ii)	the resignations of each original director of the Company with effect from Completion;

(4)	signed resignations from the original director of the Company, Lin, Chih-Hsiang, Yeh, Shu-Hua (Joshua) and Weng, Shun-Te (Morris) as directors of the Subsidiary; and

(5)	the common seal (if any) and the chops (including the company, finance, legal representative, business and contract chops) and the originals of all register, minute books and other equivalent company governance records and the originals of all certificate of incorporation, business licenses of each Target Group Company.

SCHEDULE 4

SELLER’S WARRANTIES

1.	Authority and Capacity

1.1	Incorporation and Existence

Each of the Seller and the Target Group Company validly exists and is a company duly incorporated under Applicable Laws.

1.2	Power, Authority and Action

(1)	The Seller has the legal right and full corporate power and authority, and has taken all action necessary, to execute and deliver this Agreement, to consummate the Transaction contemplated hereunder and to perform its obligations hereunder.

(2)	The Company has the legal right and full corporate power and authority to conduct its business as conducted on the Execution Date.

1.3	Binding Agreements

This Agreement has been duly executed and delivered by the Seller and constitutes valid and binding obligations of the Seller enforceable in accordance with its terms.

2.	Shares

As of the Completion Date, the Seller is the sole legal and beneficial owner of the Shares and has good and valid title, free and clear of Encumbrances, to all the Shares.

3.	Accounts and Records

3.1	The Seller has delivered to the Buyer all of the financial statements and notes that have been created in respect of the Target Group Companies (the “Financial Statements”) including the unaudited balance sheets thereof and statements of operations as of 31 December 2020, historical three-year audit reports, comparative income statements for 2021 and the first half of 2022 and unaudited half-year statements of assets and liabilities as of 30 June 2022. The Financial Statements fairly present the financial condition and the results of operations, and cash flows of the Target Company as at the dates of and for the periods referred to in such Financial Statements.

3.2	The books of the Target Group Companies as required under Applicable Laws will have been properly maintained and be available, together with the relevant Target Group Company’s business records, from the date of formation of the relevant Target Group Company onwards. The books of the relevant Target Group Company will include a complete and up to date register of all relevant assets and proper books of account that give a true and fair view of its financial position.

4.	Compliance with Laws

To the Seller’s knowledge, except as fairly disclosed in the Data Room, the Target Group has not received written notice from any Governmental Authority that it is in violation of, or in default with respect to, any statute, regulation, order, decree or judgment of any court or Governmental Authority of the jurisdiction in which it is incorporated, where such violation or default would have a material adverse effect on the assets or financial position of the relevant Target Group Company.

5.	Litigation

5.1	To the Seller’s knowledge, each Target Group Company is not a party or threatened to be a party to any civil, criminal, arbitration, administrative or similar proceeding, either actual or pending, that has material adverse effect on each Target Group Company.

5.2	To the Seller’s knowledge, there is no material outstanding pending judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or Governmental Authority against each Target Group Company.

5.3	To the Seller’s knowledge, each Target Group Company is not involved in any pending or potential investigation by any Governmental Authority that has material adverse effect on each Target Group Company.

6.	Insolvency

To the Seller’s knowledge, no order of any Governmental Authority has been made, petition presented, resolution passed or meeting of creditors convened for the winding up or bankruptcy (or other process whereby any Target Group Company is dissolved and, in connection therewith, the assets of any Target Group Company concerned are distributed amongst the creditors and/or shareholders or investors of each Target Group Company), and there are no cases or proceedings under any applicable insolvency, reorganization or similar laws in the PRC pending against any Target Group Company.

7.	Taxation

Except as disclosed in the Data Room, to the Seller’s knowledge, each Target Group Company has filed all material Tax returns that are required to be filed and has withheld (if required) or paid all Taxes required to be paid in the relevant jurisdictions.

8.	Assets, Real Property and Intellectual Property

8.1	Asset

Each Target Group Company owns or has the right to use each asset necessary for the operation of its business as conducted on the Execution Date.

8.2	Real Property

The properties disclosed in the Data Room comprise all of the land, buildings, structures and premises (including land use rights and building ownership rights) owned, leased, occupied or used by, or in the possession of the Target Group.

8.3	Intellectual Property

All Intellectual Property registered or applied for by the Target Group Companies are owned either legally or beneficially by the Target Group Companies free and clear of any Encumbrances.

SCHEDULE 5

BUYER’S WARRANTIES

1.	Authority and Capacity

1.1	Incorporation

The Buyer validly exists and is a company duly incorporated under Applicable Laws.

1.2	Authority to enter into Agreement

(1)	The Buyer has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

(2)	The documents referred to in paragraph 1.2(1) will, when executed, constitute valid and binding obligations on the Buyer in accordance with their respective terms.

1.3	Authorization

The Buyer has taken or will have taken by Completion all corporate action required by it to authorize it to enter into and perform its obligations under this Agreement, and any other documents to be executed by it pursuant to or in connection with this Agreement.

1.4	Binding Agreements

This Agreement has been duly executed and delivered by the Buyer, and constitutes valid and binding obligations of the Buyer enforceable in accordance with its terms.

2.	Financing

The Buyer has available to it, and will have available to it at Completion, sufficient, readily and unconditionally available funds to pay the Consideration and all other amounts payable by the Buyer pursuant to the terms of this Agreement.

3.	Insolvency

The Buyer is not insolvent or unable to pay its debts as they fall due and will not become insolvent. No order has been made, petition or application presented, resolution passed or meeting convened for the purpose of winding up the Buyer or whereby the assets of the Buyer are to be distributed to creditors or shareholders or other contributories of the Buyer. No administrator, receiver or statutory manager has been appointed in respect of the whole or part of the assets and undertakings of the Buyer.

4.	Knowledge

None of the directors, officers, employees, agents or financial, accounting or legal advisers of the Buyer or any member of the Buyer’s Group involved in negotiating the Transaction is aware of any facts, matters or circumstances which could reasonably be expected to give rise to a claim being made against the Seller for breach of this Agreement.

SCHEDULE 6

REORGANIZATION PLAN

1.	The Shareholding Structure of the Group as of the Execution Date

2.	Establishment of the Company

(1)	Immediately after the Execution Date, Prime World will establish the Company in Hong Kong, and obtain the certificate of incorporation. Prime World will contribute certain assets into the Company, being 100% equity interests in the Subsidiary.

(2)	Upon establishment, the Company will attend (i) the notarization process with local notary in Hong Kong, and (ii) the certification process with a China Appointed Attesting Officer.

(3)	Prime World and the Company will apply for changing the shareholder of the Subsidiary from Prime World to the Company with PRC Governmental Authorities, including SAMR and Ministry of Commerce of China.

3.	The Shareholding Structure of the Group after the completion of Reorganization

Once clauses 2 to 4 are completed, the shareholding structure of the Group will be as follows:

SCHEDULE 7

LIST OF TRANSFERRED PATENTS

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
OPTICAL TRANSCEIVER	PRIME WORLD	TW	Issued	106107127	3/3/2017	I616696	3/1/2018
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	15/850766	12/21/2017	10634858
OPTICAL TRANSCEIVER	PRIME WORLD	TW	Issued	106107126	3/3/2017	I617854	3/11/2018
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	15/880051	1/25/2018	10429600	10/1/2019
光收發器	PRIME WORLD	CN	Issued	201810190647.3	3/8/2018	issued	7/24/2020
OPTICAL TRANSCEIVER	PRIME WORLD	TW	Issued	106107125	3/3/2017	I617853	3/11/2018
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	15902536	2/22/2018	10170856	1/1/2019
OPTICAL TRANSCEIVER	PRIME WORLD	TW	Issued	106107123	3/3/2017	I641883	11/21/2018
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	15/836201	12/8/2017	10,254,491	4/9/2019
帶線式光通訊組件	PRIME WORLD	CN	Pending	201810076462.X	1/26/2018
帶線式光通訊組件 WIRED OPTICAL COMMUNICATION ASSEMBLY	PRIME WORLD	TW	Issued	107102809	1/26/2018	I655470	4/1/2019
WIRED OPTICAL COMMUNICATION ASSEMBLY	PRIME WORLD	US	Issued	15/991,142	5/29/2018	10551584	2/4/2020
WIRED OPTICAL COMMUNICATION ASSEMBLY	PRIME WORLD	US	Issued	16/779,964	2/3/2020	10948673	3/16/2021
光收發器	PRIME WORLD	CN	Issued	201810964803.7	8/23/2018	issued	10/23/2020
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	15/722279	10/2/2017	10,110,311.	10/23/2018
光收發器	PRIME WORLD	CN	Issued	201810932795.8	8/16/2018	CN109143492B	2/2/2021
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	15791987	10/24/2017	10,151,891	12/11/2018
光收發器	PRIME WORLD	CN	Issued	201811065706	9/13/2018	CN109709646B	12/8/2020
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	15/722317	10/2/2017	10288824	5/14/2019
光收發器及其透鏡單元	PRIME WORLD	CN	Issued	201810971185.9	8/24/2018	issued	10/9/2020
OPTICAL TRANSCEIVER AND OPTICAL LENS THEREOF	PRIME WORLD	US	Issued	15/724621	10/4/2017	10,459,179.	10/29/2019

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
光收發器	PRIME WORLD	CN	Pending	201810971248	8/24/2018
光收發器及其外殼	PRIME WORLD	CN	Pending	201910508647.8	6/13/2019
OPTICAL TRANSCEIVER AND HOUSING THEREOF	PRIME WORLD	US	Issued	16/150,829	10/3/2018	10,707,964	7/7/2020
OPTICAL TRANSCEIVER AND FIBER ARRARY THEREOF	PRIME WORLD	US	Issued	16/857,966	4/24/2020	11,119,287	9/14/2021
METHOD OF BONDING FOCUSING LENS WITH FIBER ARRAY AND METHOD OF ALIGNING THE SAME	PRIME WORLD	US	Pending	16/858,009	4/24/2020
METHOD OF COUPLING OPTICAL FIBER OR FIBER ARRAY WITH OPTICAL ACTIVE COMPONENT	PRIME WORLD	US	Pending	16/451,907	6/25/2019
OPTICAL TRANSCEIVER	PRIME WORLD	CN	Pending	201910103181.3	2/1/2019
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	16/153,685.	10/5/2018	10578818.0	3/3/2020
光收發器及其光學次模塊	PRIME WORLD	CN	Issued	201910201897.7	3/18/2019	201910201897.7	7/27/2021
OPTICAL TRANSCEIVER AND OPTICAL SUBASSEMBLY THEREOF	PRIME WORLD	US	Issued	16/288,507	2/28/2019	10739528	8/11/2020
光收發器	PRIME WORLD	CN	Pending	201910312299.7	4/18/2019
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	16/381,835	4/11/2019	11067764	7/20/2021
光收發器	PRIME WORLD	CN	Pending	201910709765.5	8/2/2019
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	16/415,635	5/17/2019	10534144	1/14/2020
光收發器	PRIME WORLD	CN	Pending	201910948217.8	10/8/2019
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	16/584,302	9/26/2019	10742323	8/11/2020
光收發器的光學元件的接合方法	PRIME WORLD	CN	Pending	201910948123	10/8/2019
METHOD OF BONDING OPTICAL COMPONENTS OF OPTICAL TRANSCEIVER	PRIME WORLD	US	Pending	16/540,751	8/14/2019
光通讯系统	PRIME WORLD	CN	Pending	202010918962	9/4/2020
OPTICAL COMMUNICATION SYSTEM	PRIME WORLD	US	Pending	16/931,996	7/17/2020
網絡交換系統	PRIME WORLD	CN	Pending	202010986201.9	9/18/2020
NETWORK SWITCH SYSTEM	PRIME WORLD	US	Pending	16/930,508	7/16/2020
OPTICAL TRNASCEIVER	PRIME WORLD	CN	Pending	202011497284.1	12/17/2020

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
OPTICAL TRANSCEIVER	PRIME WORLD	US	Pending	17069442	10/13/2020
OPTICAL TRANSCEIVER	PRIME WORLD	US	Issued	17012727	9/4/2020	11275223	3/15/2022
OPTICAL TRANSCEIVER WITH HOUSING PRESSING THERMAL INTERFACE MATERIAL BY UNEVEN SURFACE	PRIME WORLD	US	Pending	17/331,560	5/26/2021
MULTILAYER PCB STRUCTURE WITH INNER THERMALLY CONDUCTIVE MATERIAL, OPTICAL COMMUNICATION MODULE HAVING THE SAME AND METHOD OF FABRICATING THE SAME	PRIME WORLD	US	Pending	17/412,169	8/25/2021
OPTICAL TRANSCEIVER WITH EXPOSED HEAT SPREADER AND OPTICAL COMMUNICATION DEVICE HAVING THE SAME	PRIME WORLD	US	Pending	17361301	6/28/2021
能确保外部激光源的操作安全的光通讯系统	PRIME WORLD	CN	Pending	202210433107.X	4/24/2022
OPTICAL COMMUNICATION SYSTEM CAPABLE OF ENSURING OPERATION SAFETY OF EXTERNAL LASER SOURCE	PRIME WORLD	US	Pending	17/590,297	2/1/2022
OPTICAL TRANSCEIVER WITH SEPARATED HEAT DISSIPATION COMPONENTS	PRIME WORLD	CN	Pending	202210288246.8	3/23/2022
OPTICAL TRANSCEIVER WITH SEPARATED HEAT DISSIPATION COMPONENTS	PRIME WORLD	US	Pending	17/591,578	2/2/2022
串行外设接口电路及串行外设接口系统的校正方法	PRIME WORLD	CN	Pending	202210456750.4	4/28/2022
SERIAL PERIPHERAL INTERFACE AND CALIBRATION METHOD FOR SERIAL PERIPHERAL INTERFACE SYSTEM	PRIME WORLD	US	Pending	17/678,320	2/23/2022
OPTICAL TRANSCEIVER WITH INTERNAL GAS FLOW PASSAGE FOR HEAT DISSIPATION	PRIME WORLD	CN	Pending	202210329682.5	3/31/2022
OPTICAL TRANSCEIVER WITH INTERNAL GAS FLOW PASSAGE FOR HEAT DISSIPATION	PRIME WORLD	US	Pending	17/578,137	1/18/2022
光通信组件及其光收发器	PRIME WORLD	CN	Pending	202210340698.6	4/2/2022
OPTICAL TRANSCEIVER WITH PARTITION FOR PREVENTING INTERFERENCE FIT AND OPTICAL SYSTEM HAVING THE SAME	PRIME WORLD	US	Pending	17/578,122	1/18/2022
OPTICAL TRANSCEIVER INCLUDING LATCH FOR RELEASE PREVENTION AND OPTICAL COMMUNICATION ASSEMBLY HAVING THE SAME	PRIME WORLD	US	Pending	17/719,770	4/13/2022
光收发器及光通讯组件	PRIME WORLD	CN	Pending	202210632653.6	6/7/2022

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
COAXIAL OPTOELECTRONIC DEVICE SEPARATION	AOI	US	Issued	11/966064	12/28/2007	7519260	4/14/2009
LASER PACKAGE INCLUDING SEMICONDUCTOR LASER AND MEMORY DEVICE FOR STORING LASER PARAMETERS	AOI	US	Issued	12/030499	2/13/2008	8787772	7/22/2014
THERMOELECTRIC COOLER CONTROLLER	AOI	US	Issued	12/024041	1/31/2008	8079222	12/20/2011
PHOTOSENSOR OPERATING POINT	AOI	US	Issued	12/023995	1/31/2008	8055138	11/8/2011
PLUGGABLE FORM FACTOR RELEASE MECHANISM [LONG BAIL LATCH MECHANISM]	AOI	US	Issued	12/008094	1/7/2008	7766686	8/3/2010
FIXTURE FOR SECURING OPTOELECTRONIC PACKAGES FOR WIRE AND/OR COMPONENT BONDING	AOI	US	Issued	12/171049	7/10/2008	8091876	1/10/2012
POSITION FINDING SYSTEM AND METHOD FOR USE IN ALIGNING LASER DEVICE WITH AN OPTICAL FIBER	AOI	US	Issued	12/171102	7/10/2008	8045164	10/25/2011
NETWORK TIMING	AOI	US	Issued	12/140134	6/16/2008	8406631	3/26/2013
RECEPTACLE DIPLEXER	AOI	US	Issued	13/235976	9/19/2011	8899846	12/2/2014
OPTICAL TRANSCEIVER THAT MAINTAINS A BEND DIAMETER OF AN INTERNAL OPTICAL FIBER AND METHOD OF ASSEMBLING SAME	AOI	US	Issued	13/208576	8/12/2011	8655183	2/18/2014
OPTICAL TRANSCEIVER INCLUDING OPTICAL FIBER COUPLING ASSEMBLY TO INCREASE USABLE CHANNEL WAVELENGTHS	AOI	US	Issued	13/248424	9/29/2011	8805191	8/12/2014
WAVELENGTH-SELECTABLE LASER DEVICE PROVIDING SPATIALLY-SELECTABLE WAVELENGTH(S)	AOI	US	Issued	13/357116	1/24/2012	9698567 B2	7/4/2017
WAVELENGTH-SELECTABLE LASER DEVICE PROVIDING SPATIALLY-SELECTABLE WAVELENGTH(S)	AOI	US	Issued	15/640,978	7/3/2017	10418782	9/17/2019
WAVELENGTH-SELECTABLE LASER DEVICE AND APPARATUS AND SYSTEM INCLUDING SAME 波长可选择激光装置以及具有该波长可选择激光装置的设备及系统	Prime World	CN	Issued	201280044624.2	3/13/2014	CN103931125A	2/15/2017
WAVELENGTH-SELECTABLE LASER DEVICE AND APPARATUS AND SYSTEM INCLUDING SAME	AOI	EPO	Issued	12 811 404.4	2/14/2014	2732566	9/4/2019
WAVELENGTH-SELECTABLE OPTICAL EMITTER	AOI	US	Issued	13/539961	7/2/2012	9,002,214 B2	4/7/2015
LASER ARRAY MUX ASSEMBLY WITH EXTERNAL REFLECTOR FOR PROVIDING A SELECTED WAVELENGTH OR MULTIPLEXED WAVELENGTHS 用于提供一个选择的波长或多个波长的具有外部反射器的激光阵列复用器组件	Prime World	CN	Issued	201280044657.7	3/13/2014	CN104137354A	10/26/2016

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
LASER ARRAY MUX ASSEMBLY WITH EXTERNAL REFLECTOR FOR PROVIDING A SELECTED WAVELENGTH OR MULTIPLEXED WAVELENGTHS 用于提供一个选择的波长或多个波长的具有外部反射器的激光阵列复用器组件	AOI	EPO	Issued	12811021.0	2/14/2014	2732514	9/1/2021
LASER ARRAY MUX ASSEMBLY WITH EXTERNAL REFLECTOR FOR PROVIDING A SELECTED WAVELENGTH OR MULTIPLEXED WAVELENGTHS	AOI	US	Issued	13/357130	1/24/2012	9502858	11/22/2016
LASER MUX ASSEMBLY FOR PROVIDING A SELECTED WAVELENGTH	AOI	US	Issued	13/359847	1/27/2012	8818208	8/26/2014
EXTERNAL CAVITY LASER ARRAY SYSTEM AND WDM OPTICAL SYSTEM INCLUDING SAME	AOI	US	Issued	13/595505	8/27/2012	9160455 B2	10/13/2015
具有过滤的激光器阵列的 WDM 系统及其光信号传送方法	Prime World	CN	Issued	201380063309.9	10/3/2013	ZL 2013 8 0063309.9	6/5/2018
WDM SYSTEM WITH EXTERNALLY MODULATED FILTERED LASER ARRAY	AOI	EPO	Issued	13 843 383.4	5/5/2015	2904726	12/19/2018
FILTERED LASER ARRAY ASSEMBLY WITH EXTERNAL OPTICAL MODULATION AND WDM OPTICAL SYSTEM INCLUDING SAME	AOI	US	Issued	13/644113	10/3/2012	US 9,214,790 B2	12/15/2015
OPTICALLY MATCHED LASER ARRAY COUPLING ASSEMBLY FOR COUPLING LASER ARRAY TO ARRAYED WAVEGUIDE GRATING	AOI	US	Issued	13/357142	1/24/2012	9,341,774 B2	5/17/2016
具有热屏蔽功能的多信道光发射次模块以及包含该模块的光收发器模组 THERMALLY SHIELDED MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY AND OPTICAL TRANSCEIVER MODULE INCLUDING SAME	Prime World	CN	Issued	201480011827.0	2/4/2014	ZL 2014 8 0011827.0	3/13/2018
THERMALLY SHIELDED MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY AND OPTICAL TRANSCEIVER MODULE INCLUDING SAME	AOI	US	Issued	13/760533	2/6/2013	9236945	1/12/2016
温控多信道光发射次模块以及具有此温控多信道光发射次模块的光收发器模块 TEMPERATURE CONTROLLED MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY AND OPTICAL TRANSCEIVER MODULE INCLUDING SAME	Prime World	CN	Issued	201480009996.0	8/21/2015		11/26/2019
TEMPERATURE CONTROLLED MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY AND OPTICAL TRANSCEIVER MODULE INCLUDING SAME	AOI	EPO	Pending	14 754 669.1	9/22/2015	2959552
TEMPERATURE CONTROLLED MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY AND OPTICAL TRANSCEIVER MODULE INCLUDING SAME	AOI	US	Issued	13/774,125	2/22/2013	US 8,995,484 B2	3/31/2015
MULTI-CHANNEL OPTICAL TRANSCEIVER MODULE INCLUDING DUAL FIBER TYPE DIRECT LINK ADAPTER FOR OPTICALLY COUPLING OPTICAL SUBASSEMBLIES IN THE TRANSCEIVER MODULE	AOI	US	Issued	13/709195	12/10/2012	US 9,170,383 B2	10/27/2015
MULTI-CHANNEL OPTICAL TRANSCEIVER MODULE INCLUDING DUAL FIBER TYPE DIRECT LINK ADAPTER FOR OPTICALLY COUPLING OPTICAL SUBASSEMBLIES IN THE TRANSCEIVER MODULE	AOI	US	Issued	14/883,970	10/15/2015	US 9,448,367 B2	9/20/2016

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
TEMPERATURE CONTROLLED MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY AND OPTICAL TRANSCEIVER MODULE INCLUDING SAME	AOI	US	Issued	13/708064	12/7/2012	US 8,831,433 B2	9/9/2014
THERMALLY ISOLATED MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY AND OPTICAL TRANSCEIVER MODULE INCLUDING SAME	AOI	US	Issued	13/708569	12/7/2012	9306671	4/5/2016
紧凑型多信道光收发器模块	Prime World	CN	Issued	201480027474.3	5/13/2014	ZL2014800274743	1/5/2018
COMPACT MULTI-CHANNEL OPTICAL TRANSCEIVER MODULE	AOI	EPO	Issued	14797225.1	12/9/2015	2997405	8/7/2019
COMPACT MULTI-CHANNEL OPTICAL TRANSCEIVER MODULE 紧凑型多信道光收发器模块	AOI	US	Issued	13/893802	5/14/2013	9,039,303 B2	5/26/2015
ALIGNING AND DIRECTLY OPTICALLY COUPLING PHOTODETECTORS TO OPTICAL DEMULTIPLEXER OUTPUTS IN A MULTICHANNEL RECEIVER OPTICAL SUBASSEMBLY	AOI	EPO	Pending	14871745.7	6/27/2016	3075082	published
ALIGNING AND DIRECTLY OPTICALLY COUPLING PHOTODETECTORS TO OPTICAL DEMULTIPLEXER OUTPUTS IN A MULTICHANNEL RECEIVER OPTICAL SUBASSEMBLY	AOI	US	Issued	14/088883	11/25/2013	9509433	11/29/2016
ALIGNING AND DIRECTLY OPTICALLY COUPLING PHOTODETECTORS TO OPTICAL DEMULTIPLEXER OUTPUTS IN A MULTICHANNEL RECEIVER OPTICAL SUBASSEMBLY	AOI	US	Issued	15/362,796	11/28/2016	9703054 B2	7/11/2017
HEATED LASER PACKAGE WITH INCREASED EFFICIENCY FOR OPTICAL TRANSMITTER SYSTEMS 用于光发射器系统的提高效率的加热激光器封装	Prime World	CN	Issued	201480046948.9	2/25/2016	105518949B	6/25/2019
HEATED LASER PACKAGE WITH INCREASED EFFICIENCY FOR OPTICAL TRANSMITTER SYSTEMS	AOI	EPO	Pending	14840982.4	2/12/2016		published
HEATED LASER PACKAGE WITH INCREASED EFFICIENCY FOR OPTICAL TRANSMITTER SYSTEMS	AOI	US	Issued	13/975867	8/26/2013	9,083,468 B2	7/14/2015
PLUGGABLE ASSEMBLY FOR OPTICAL TRANSCEIVER	AOI	TW	Issued	101202330	2/9/2012	M431508	6/11/2012
PLUGGABLE ASSEMBLY FOR OPTICAL TRANSCEIVER	AOI	TW	Issued	101202331	2/9/2012	M431509	6/11/2012
PLUGGABLE ASSEMBLY FOR OPTICAL TRANSCEIVER	AOI	TW	Issued	101202329	2/9/2012	M431507	6/11/2012
PLUGGABLE ASSEMBLY FOR OPTICAL TRANSCEIVER	AOI	TW	Issued	101215846	8/17/2012	M458737	8/1/2013
IMPROVED OPTICAL NETWORKING UNIT (ONU) PACKAGING	AOI	US	Issued	14/188768	2/25/2014	9,432,122 B2	8/30/2016
MONITORING A MULTIPLEXED LASER ARRAY IN AN OPTICAL COMMUNICATION SYSTEM	AOI	US	Issued	14/456124	8/11/2014	9455782 B2	9/27/2016

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
SWITCHED RADIO FREQUENCY (RF) DRIVER FOR TUNABLE LASER WITH MULTIPLE IN-LINE SECTIONS	AOI	US	Issued	14/248553	4/9/2014	9531155	12/27/2016
LASER TRANSCEIVER WITH IMPROVED BIT ERROR RATE	AOI	US	Issued	14/312930	6/24/2014	9236949	1/12/2016
具有热阵列波导光栅多路复用器和无热阵列波导 光栅解复用器的多通道光收发器模块 MULTI-CHANNEL OPTICAL TRANSCEIVER MODULE INCLUDING THERMAL ARRAYED WAVEGUIDE GRATING MULTIPLEXER AND ATHERMAL ARRAYED WAVEGUIDE GRATING DEMULTIPLEXER	Prime World	CN	Issued	201580064422.8	10/30/2015	issued	8/5/2020
MULTI-CHANNEL OPTICAL TRANSCEIVER MODULE INCLUDING THERMAL ARRAYED WAVEGUIDE GRATING MULTIPLEXER AND ATHERMAL ARRAYED WAVEGUIDE GRATING DEMULTIPLEXER	AOI	EPO	Issued	15 854341.3	5/30/2017	3213428	1/5/2022
MULTI-CHANNEL OPTICAL TRANSCEIVER MODULE INCLUDING THERMAL ARRAYED WAVEGUIDE GRATING MULTIPLEXER AND ATHERMAL ARRAYED WAVEGUIDE GRATING DEMULTIPLEXER	AOI	US	Issued	14/528011	10/30/2014	9479259	10/25/2016
MULTICHANNEL RECEIVER OPTICAL SUBASSEMBLY WITH IMPROVED SENSITIVITY	AOI	US	Issued	14/665639	3/23/2015	9847434	12/19/2017
PLUGGABLE ASSEMBLY FOR OPTICAL TRANSCEIVER	AOI	TW	Issued	102135723	10/2/2013	I535118	5/21/2016
PLUGGABLE OPTICAL TRANSCEIVER MODULE	AOI	US	Issued	14/504500	10/2/2014	9523826	12/20/2016
LASER TRANSCEIVER WITH IMPROVED BIT ERROR RATE	AOI	US	Issued	14/312,930	6/24/2014	9236949	1/12/2016
LASER TRANSCEIVER WITH IMPROVED BIT ERROR RATE	Prime World	CN	Pending	201580043883.7	6/24/2015
可插拔光收发模块 PLUGGABLE OPTICAL TRANSMISSION-RECEIVING MODULE	AOI	CN	Issued	2014200060012.00	1/6/2014	CN203870295U	10/8/2014
PLUGGABLE ASSEMBLY FOR OPTICAL TRANSCEIVER	AOI	TW	Issued	102149251	12/31/2013	I510006	11/21/2015
PLUGGABLE OPTICAL TRANSCEIVER MODULE 可插拔光收发模块	AOI	US	Issued	14/263142	4/28/2014	9671582	6/6/2017
光耦合元件及应用光耦合元件的光学模块 LIGHT-COUPLE ELEMENT AND LIGHT MODULE HAVING LIGHT-COUPLE ELEMENT	AOI	CN	Issued	CH201410172147.9	4/25/2014	ZL201410172147.9	11/28/2017
LIGHT-COUPLE ELEMENT AND LIGHT MODULE HAVING LIGHT-COUPLE ELEMENT	AOI	TW	Issued	103119105	5/30/2014	I515465	1/1/2016
OPTICAL COUPLING ELEMENT AND OPTICAL MODULE HAVING THE SAME	AOI	US	Issued	14/482550	9/10/2014	9448372	9/20/2016

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
METHOD AND SYSTEM FOR ALIGNMENT OF PHOTODETECTOR ARRAY TO OPTICAL DEMULTIPLEXER OUTPUTS	AOI	US	Issued	14/465240	8/21/2014	9,225,428 B1	12/29/2015
MONITORING AND CONTROLLING TEMPERATURE ACROSS A LASER ARRAY IN A TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) PACKAGE	AOI	US	Issued	14/295459	6/4/2014	9964720	5/8/2018
光传输次组件及其制造方法 TRANSMITTING OPTICAL SUB-ASSEMBLY AND MANUFACTURE METHOD THEREOF	AOI	CN	Issued	201410465636.3	9/12/2014	105403967B	6/23/2017
TRANSMITTING OPTICAL SUB-ASSEMBLY AND MANUFACTURE METHOD THEREOF	AOI	TW	Issued	103131635	9/12/2014	I510832	12/1/2015
光接收次组件与其制造方法 RECEIVING OPTICAL SUB-ASSEMBLY AND MANUFACTURE METHOD THEREOF	AOI	CN	Issued	201410466751.2	9/12/2014	105467532B	6/13/2017
RECEIVING OPTICAL SUB-ASSEMBLY AND MANUFACTURE METHOD THEREOF	AOI	TW	Issued	103131634	9/12/2014		9/1/2015
双向光传输次组件 BIDIRECTIONAL OPTICAL SUB-ASSEMBLY	AOI	CN	Issued	201410381725	2014/8/5	105334589	3/1/2017
BIDIRECTIONAL OPTICAL SUB-ASSEMBLY	AOI	TW	Issued	103129053	8/22/2014	I498619	42248
COAXIAL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) INCLUDING BALL LENS	AOI	US	Issued	15/073,309	3/17/2016	10197751	2/5/2019
具有长方体型 TO 激光器封装的同轴光发射次模块（TOSA）及包括其的光收发器 COAXIAL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH CUBOID TYPE TO LASER PA CKAGE AND OPTICAL TRANSCEIVER INCLUDING SAME (BASED ON PCT APPLICATION NO. PCT/US16/33759)	AOI	CN	Issued	201680037661.9	12/26/2017	107852244	6/23/2020
COAXIAL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH CUBOID TYPE TO LASER PACKAGE AND OPTICAL TRANSCEIVER INCLUDING SAME	AOI	US	Issued	14/720,336	5/22/2015	9614620	4/4/2017
COAXIAL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH CUBOID TYPE TO LASER PACKAGE AND OPTICAL TRANSCEIVER INCLUDING SAME	AOI	US	Issued	15/576635	11/22/2017	10230471	3/12/2019
COAXIAL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH AN OPTICAL FIBER COUPLING RECEPTACLE	AOI	CN	Issued	201780030670X	11/16/2018	109154703	10/16/2020
COAXIAL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH AN OPTICAL FIBER COUPLING RECEPTACLE	AOI	US	Issued	15/073,322	3/17/2016	9804352	10/31/2017
ALIGNMENT CORRECTION FOR OPTICAL ISOLATOR IN A COAXIAL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA)	AOI	US	Issued	15/073,342	3/17/2016	10180545	1/15/2019
LAYERED COAXIAL TRANSMITTER OPTICAL SUBASSEMBLIES WITH SUPPORT BRIDGE THEREBETWEEN	AOI	US	Issued	15/073,360	3/17/2016	9876576	1/23/2018

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
具有提供偏心光纤的光耦合插座的多信道光发射次模块 (TOSA) MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH AN OPTICAL COUPLING RECEPTACLE PROVIDING AN OFF-CENTER FIBER	AOI	CN	Issued	201680060553.3	4/19/2018	CN 108139556B	3/27/2020
MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH AN OPTICAL COUPLING RECEPTACLE PROVIDING AN OFF-CENTER FIBER	AOI	EPO	Issued	16844936.1	4/9/2018	3347753	11/3/2021
MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH AN OPTICAL COUPLING RECEPTACLE PROVIDING AN OFF-CENTER FIBER	AOI	US	Issued	14/850,367	9/10/2015	9696503 B2	7/4/2017
MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH AN OPTICAL COUPLING RECEPTACLE PROVIDING AN OFF-CENTER FIBER	AOI	US	Pending	15/759,100	3/9/2018
OPTICAL FILTER SUB-ASSEMBLY CARTRIDGE FOR USE IN A RECEIVER OPTICAL SUBASSEMBLY (ROSA) HOUSING 光接收次模块（ROSA）外壳中使用的滤光器子组件盒	AOI	CN	Issued	201680074135.X	6/5/2018	CN108369323B	4/7/2020
OPTICAL FILTER SUB-ASSEMBLY CARTRIDGE FOR USE IN A RECEIVER OPTICAL SUBASSEMBLY (ROSA) HOUSING	AOI	US	Issued	14/974,492	12/18/2015	9817196	11/14/2017
RECEIVER OPTICAL SUBASSEMBLY (ROSA) HOUSING WITH SIDEWALL RECEPTACLE TO PROVIDE ELECTRICAL ISOLATION BETWEEN AN ADJACENT TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) IN A TRANSCEIVER HOUSING	AOI	US	Issued	14/838,017	8/27/2015	9915560	3/13/2018
OPTICAL TRANSCEIVER SUBASSEMBLY AND MANUFACTURING METHOD THEREOF	AOI	TW	Issued	104111342	4/8/2015	I588552	42907
TECHNIQUES FOR REDUCING INGRESS OF FOREIGN MATTER INTO AN OPTICAL SUBASSEMBLY	AOI	CN	Pending	201780039152.4	4/25/2016
TECHNIQUES FOR REDUCING INGRESS OF FOREIGN MATTER INTO AN OPTICAL SUBASSEMBLY	AOI	US	Issued	15/137,794	4/25/2016	9684141 B1	6/20/2017
TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) MODULE WITH INTEGRATED WELDING MEMBER FOR USE IN OPTICAL TRANSMITTERS OR TRANSCEIVERS	AOI	CN	Issued	2017800665223	10/26/2016	109923455B	7/6/2021
TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) MODULE WITH INTEGRATED WELDING MEMBER FOR USE IN OPTICAL TRANSMITTERS OR TRANSCEIVERS	AOI	US	Issued	15/334,753	10/26/2016	10,073,229	9/11/2018
TO-CAN PHOTODIODE PACKAGE WITH INTEGRATED COUPLING MEMBER AND EXPOSED ACTIVE REGION, AND A RECEIVER OPTICAL SUBASSEMBLY (ROSA) USING THE SAME	AOI	US	Issued	15/413,514	1/24/2017	10295765	5/21/2019
OPTICAL COMPONENT HOLDER HAVING ALIGNMENT FEATURE FOR FORMING PRESS-FIT AND AN OPTICAL SUBASSEMBLY USING SAME	AOI	CN	Issued	2017800759324	12/6/2017	2017800759324	8/6/2021

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
OPTICAL COMPONENT HOLDER HAVING ALIGNMENT FEATURE FOR FORMING PRESS-FIT AND AN OPTICAL SUBASSEMBLY USING SAME	AOI	US	Issued	15/370,559	12/6/2016	10054762	8/21/2018
MIRROR DEVICE WITH VISUAL INDICATOR TO ENABLE IDENTIFICATION OF HIGHLY-REFLECTIVE REGION TO ENSURE CORRECT ORIENTATION OF THE SAME WHEN DISPOSED IN AN OPTICAL SUBASSEMBLY	AOI	US	Issued	15/473,557	3/29/2017	10191233	1/29/2019
AN OPTICAL COMPONENT ASSEMBLY HAVING A KEYED STRUCTURE FOR ENSURING PROPER INSERTION ORIENTATION WITHIN AN OPTICAL SUBASSEMBLY	AOI	CN	Issued	CN109844590A	4/12/2019	CN109844590B	3/16/2020
AN OPTICAL COMPONENT ASSEMBLY HAVING A KEYED STRUCTURE FOR ENSURING PROPER INSERTION ORIENTATION WITHIN AN OPTICAL SUBASSEMBLY	AOI	US	Issued	15/241,979	8/19/2016	10514510	12/24/2019
NEW CHINESE PATENT APPLICATION OF 2017800520332 FOR 用于多角度光路对准的具有垂直安装结构的光学部件组件和使用其的光学次组件”, IN THE NAME OF APPLIED OPTOELECTRONICS, INC.	AOI	CN	Issued	2017800520332	8/30/2017	1099644158	12/8/2020
AN OPTICAL COMPONENT ASSEMBLY WITH A VERTICAL MOUNTING STRUCTURE FOR MULTI-ANGLE LIGHT PATH ALIGNMENT AND AN OPTICAL SUBASSEMBLY USING THE SAME	AOI	US	Issued	15/252,702	8/31/2016	9977200	5/22/2018
NEW CHINESE PATENT APPLICATION OF 2017800516977 FOR 用于减少光发射次组件（TOSA）与相关驱动电路之间的电互连损耗的技术和使用其的光收发器系统的技术 ”, IN THE NAME OF APPLIED OPTOELECTRONICS, INC.	AOI	CN	Issued	2017800516977	8/30/2017	ZL201780051697.7	3/22/2022
TECHNIQUES FOR REDUCING ELECTRICAL INTERCONNECTION LOSSES BETWEEN A TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) AND ASSOCIATED DRIVER CIRCUITRY AND AN OPTICAL TRANSCEIVER SYSTEM USING THE SAME	AOI	US	Issued	15/252,743	8/31/2016	10,044,445	8/7/2018
COAXIAL TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) INCLUDING SIDEBY-SIDE LASER DIODE AND MONITOR PHOTODIODE ARRANGEMENT	AOI	US	Issued	15/591,274	5/10/2017	10418777	9/17/2019
OPTICAL TRANSCEIVER WITH A MULTIPLEXING DEVICE POSITIONED OFFCENTER WITHIN A TRANSCEIVER HOUSING TO REDUCE FIBER BENDING LOSS	AOI	CN	Issued	201780050835.x	8/18/2017	CN109804285B	4/6/2021
OPTICAL TRANSCEIVER WITH A MULTIPLEXING DEVICE POSITIONED OFFCENTER WITHIN A TRANSCEIVER HOUSING TO REDUCE FIBER BENDING LOSS	AOI	US	Issued	15/242,005	8/19/2016	10175431	1/8/2019
具有直接对准光复用器输入端的光发射子组件（TOSA）模块的光发射器或收发器 OPTICAL TRANSMITTER OR TRANSCEIVER INCLUDING TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) MODULES DIRECTLY ALIGNED TO OPTICAL MULTIPLEXER INPUTS	AOI	CN	Issued	201710419155.2	6/6/2017	107479144B	3/30/2021
OPTICAL TRANSMITTER OR TRANSCEIVER INCLUDING TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) MODULES DIRECTLY ALIGNED TO OPTICAL MULTIPLEXER INPUTS	AOI	EPO	Issued	17 174 985.6	6/8/2017	3255471	published

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
OPTICAL TRANSMITTER OR TRANSCEIVER INCLUDING TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) MODULES DIRECTLY ALIGNED TO OPTICAL MULTIPLEXER INPUTS	AOI	US	Issued	15/176,382	6/8/2016	9866329	1/9/2018
OPTICAL TRANSMITTER OR TRANSCEIVER INCLUDING REVERSED PLANAR LIGHTWAVE CIRCUIT (PLC) SPLITTER FOR OPTICAL MULTIPLEXING	AOI	US	Issued	15/176,404	6/8/2016	9923635	3/20/2018
OPTICAL TRANSMITTER OR TRANSCEIVER INCLUDING OPTICAL MULTIPLEXER WITH INPUT AND OUTPUT PORTS ON A SINGLE SIDE	AOI	US	Issued	15/210,193	7/14/2016	9891395	2/13/2018
WELDING ASSEMBLY FOR COUPLING A TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) MODULE TO AN OPTICAL TRANSMITTER OR TRANSCEIVER	AOI	US	Issued	15/473,563	3/29/2017	10509184	12/17/2019
TECHNIQUES FOR DIRECT OPTICAL COUPLING OF PHOTODETECTORS TO OPTICAL DEMULTIPLEXER OUTPUTS AND AN OPTICAL TRANSCEIVER USING THE SAME	AOI	CN	Pending	CN201780039151.X	25 Apr 2016
TECHNIQUES FOR DIRECT OPTICAL COUPLING OF PHOTODETECTORS TO OPTICAL DEMULTIPLEXER OUTPUTS AND AN OPTICAL TRANSCEIVER USING THE SAME	AOI	US	Issued	15/137,823	4/25/2016	10,042,116	8/7/2018
TECHNIQUES FOR SHIELDING WITHIN AN OPTICAL TRANSCEIVER HOUSING TO MITIGATE ELECTROMAGNETIC INTERFERENCE BETWEEN OPTICAL SUBASSEMBLIES DISPOSED WITHIN THE SAME	AOI	US	Issued	15/475,073	3/30/2017	10514515	12/24/2019
A MULTILAYERED FLEXIBLE PRINTED CIRCUIT WITH BOTH RADIO FREQUENCY (RF) AND DC TRANSMISSION LINES AND AN OPTICAL TRANSCEIVER USING SAME	AOI	US	Issued	15/475,082	3/30/2017	10230470	3/12/2019
次模块壳体的端口与阵列波导光栅之间的间接耦合技术	AOI	CN	Issued	201880037431.1	6/5/2018	201880037431.1	CN 110741297 B
TECHNIQUES FOR INDIRECT OPTICAL COUPLING BETWEEN AN OPTICAL INPUT/OUTPUT PORT OF A SUBASSEMBLY HOUSING AND AN ARRAYED WAVEGUIDE GRATING (AWG) DEVICE DISPOSED WITHIN THE SAME	AOI	US	Issued	15/613,655	6/5/2017	10295763	5/21/2019
AN OPTICAL TRANSCEIVER MODULE HAVING A PARTITIONED HOUSING	AOI	US	Issued	15/242,017	8/19/2016	10247892	4/2/2019
具散热结构的光收发装置 OPTICAL TRANSCEIVER WITH HEAT RADIATION STRUCTURE	AOI	CN	Issued	201620133722.9	2/22/2016		6/29/2016
OPTICAL TRANSCEIVER WITH HEAT DISSIPATION STRUCTURE	AOI	TW	Issued	105200482	1/13/2016	M524593	6/21/2016
具散热结构的光收发装置	AOI	CN	Issued	2016201337229	2/22/2016		6/29/2016
LIGHT ENGINE WITH INTEGRATED TURNING MIRROR FOR DIRECT COUPLING TO PHOTONICALLY-ENABLED COMPLEMENTARY METAL-OXIDE SEMICONDUCTOR (CMOS) DIE	AOI	US	Issued	15/591,166	5/10/2017	10193302	1/29/2019

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
TRANSMITTER OPTICAL SUBASSEMBLY WITH TRACE ROUTING TO PROVIDE ELECTRICAL ISOLATION BETWEEN POWER AND RF TRACES	AOI	CN	Pending	201980027842.7	4/26/2019
TRANSMITTER OPTICAL SUBASSEMBLY WITH TRACE ROUTING TO PROVIDE ELECTRICAL ISOLATION BETWEEN POWER AND RF TRACES	AOI	US	Issued	15/963246	4/26/2018	10313024	6/4/2019
TRANSMITTER OPTICAL SUBASSEMBLY ARRANGEMENT WITH VERTICALLY-MOUNTED MONITOR PHOTODIODES	AOI	CN	Pending	202010083158.5	2/8/2020
TRANSMITTER OPTICAL SUBASSEMBLY ARRANGEMENT WITH VERTICALLY-MOUNTED MONITOR PHOTODIODES	AOI	US	Issued	16/268,765	2/6/2019	10714890	7/14/2020
NEW CHINESE PATENT APPLICATION OF 2019107048305 FOR “光纤插座及光学收发器”, IN THE NAME OF APPLIED OPTOELECTRONICS, INC.	AOI	CN	Pending	2019107048305	8/2/2018
RECEPTACLE CONFIGURATION TO SUPPORT ON-BOARD RECEIVER OPTICAL SUBASSEMBLY (ROSA)	AOI	US	Issued	16053398	8/1/2019	10884201	1/5/2021
LENS CLIP FOR COUPLING AND OPTICAL ALIGNMENT OF AN OPTICAL LENS AND AN OPTICAL SUBASSEMBLY MODULE IMPLEMENTING SAME	AOI	CN	Pending	202010020749.8	1/9/2020
LENS CLIP FOR COUPLING AND OPTICAL ALIGNMENT OF AN OPTICAL LENS AND AN OPTICAL SUBASSEMBLY MODULE IMPLEMENTING SAME	AOI	US	Issued	16/246,853	1/14/2019	11022765	6/1/2021
SUBASSEMBLY WITH HERMETICALLY-SEALED LIGHT ENGINE AND EXTERNAL ARRAYED WAVEGUIDE GRATING	AOI	CN	Pending	2019108052134	8/29/2019
SUBASSEMBLY WITH HERMETICALLY-SEALED LIGHT ENGINE AND EXTERNAL ARRAYED WAVEGUIDE GRATING	AOI	US	Issued	16/116,087	8/29/2018	10989870	4/27/2021
OPTICAL ISOLATOR ARRAY FOR USE IN AN OPTICAL SUBASSEMBLY MODULE	AOI	CN	Pending	202010073641.5	1/22/2020
OPTICAL ISOLATOR ARRAY FOR USE IN AN OPTICAL SUBASSEMBLY MODULE	AOI	US	Issued	16/257,635	1/25/2019	10788690	9/29/2020
LENS CLIP FOR COUPLING AND OPTICAL ALIGNMENT OF AN OPTICAL LENS ARRAY AND AN OPTICAL SUBASSEMBLY MODULE IMPLEMENTING SAME	AOI	CN	Pending	202010650708.7	7/8/2020	CN112241055A
LENS CLIP FOR COUPLING AND OPTICAL ALIGNMENT OF AN OPTICAL LENS ARRAY AND AN OPTICAL SUBASSEMBLY MODULE IMPLEMENTING SAME	AOI	US	Issued	16/514,580	7/17/2019	11221460	1/11/2022
OPTICAL TURNING MIRROR WITH ANGLED OUTPUT INTERFACE TO INCREASE COUPLING EFFICIENCY AND A MULTI-CHANNEL OPTICAL SUBASSEMBLY USING SAME	AOI	CN	Pending	202010910393.5	9/2/2020
OPTICAL TURNING MIRROR WITH ANGLED OUTPUT INTERFACE TO INCREASE COUPLING EFFICIENCY AND A MULTI-CHANNEL OPTICAL SUBASSEMBLY USING SAME	AOI	US	Issued	16/561,555	9/5/2019	10859775	12/8/2020

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
PHOTODIODE (PD) ARRAY WITH INTEGRATED BACKSIDE LENSES AND A MULTI-CHANNEL TRANSCEIVER MODULE IMPLEMENTING SAME	AOI	CN	Pending	201911177847.6	11/27/2019
PHOTODIODE (PD) ARRAY WITH INTEGRATED BACKSIDE LENSES AND A MULTI-CHANNEL TRANSCEIVER MODULE IMPLEMENTING SAME	AOI	US	Pending	16/202,813	11/28/2018
TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH LASER DIODE DRIVER (LDD) CIRCUITRY MOUNTED TO FEEDTHROUGH OF TOSA HOUSING	AOI	CN	Pending	202010151738.3	3/6/2020
TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH LASER DIODE DRIVER (LDD) CIRCUITRY MOUNTED TO FEEDTHROUGH OF TOSA HOUSING	AOI	US	Issued	16/295,586	3/7/2019	10948671	3/16/2021
LOCKING ARRANGEMENT FOR PLUGGABLE OPTICAL SUBASSEMBLY MODULES	AOI	CN	Pending	201910998471.9	10/21/2019
LOCKING ARRANGEMENT FOR PLUGGABLE OPTICAL SUBASSEMBLY MODULES	AOI	US	Issued	16/167,864	10/23/2018	10451825	10/22/2019
LASER SUBASSEMBLY HAVING IMPEDANCE-MATCHING NETWORK INTEGRATED ON LASER SUBMOUNT AND A TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) IMPLEMENTING SAME	AOI	CN	Pending	201911178017.5	11/27/2019
LASER SUBASSEMBLY HAVING IMPEDANCE-MATCHING NETWORK INTEGRATED ON LASER SUBMOUNT AND A TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) IMPLEMENTING SAME	AOI	US	Issued	16/202,854	11/28/2018	10608408	3/31/2020
THERMOELECTRIC COOLER (TEC) HAVING TOP AND BOTTOM PLATES WITH ASYMMETRIC THERMAL CONDUCTIVITY AND AN OPTICAL SUBASSEMBLY IMPLEMENTING THE SAME	AOI	CN	Pending	202010654193.8	7/8/2020
THERMOELECTRIC COOLER (TEC) HAVING TOP AND BOTTOM PLATES WITH ASYMMETRIC THERMAL CONDUCTIVITY AND AN OPTICAL SUBASSEMBLY IMPLEMENTING THE SAME	AOI	US	Issued	16/506,491	7/9/2019	10636954	4/28/2020
TO CAN LASER ASSEMBLY WITH OFF-CENTER LENS CAP AND AN OPTICAL TRANSCEIVER OR TRANSMITTER IMPLEMENTING SAME	AOI	CN	Pending	202010288810.7	4/4/2020
TO CAN LASER ASSEMBLY WITH OFF-CENTER LENS CAP AND AN OPTICAL TRANSCEIVER OR TRANSMITTER IMPLEMENTING SAME	AOI	US	Issued	16/387,805	4/18/2019	10811839	10/20/2020
PRINTED CIRCUIT BOARD ASSEMBLY (PCBA) WITH INTEGRATED MOUNTING STRUCTURE TO ALIGN AND COUPLE TO TRANSMITTER OPTICAL ASSEMBLY (TOSA) MODULES	AOI	US	Issued	16/239,197	1/3/2019	10698168	6/30/2020
MULTIPLEXER\DEMULTIPLEXER WITH INPUT AND OUTPUT PORTS ON A SINGLE SIDE, AND AN OPTICAL TRANSCEIVER IMPLEMENTING SAME	AOI	CN	Pending	202010109114.5	2/21/2020

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
MULTIPLEXER\DEMULTIPLEXER WITH INPUT AND OUTPUT PORTS ON A SINGLE SIDE, AND AN OPTICAL TRANSCEIVER IMPLEMENTING SAME	AOI	US	Issued	16/281,464	2/21/2019	10634844	4/28/2020
TEMPERATURE CONTROLLED MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY AND TRANSCEIVER MODULE INCLUDING SAME	AOI	CN	Pending	202010442885.6	5/22/2020
TEMPERATURE CONTROLLED MULTI-CHANNEL TRANSMITTER OPTICAL SUBASSEMBLY AND TRANSCEIVER MODULE INCLUDING SAME	AOI	US	Issued	16/419,379	5/22/2019	11146039	10/12/2021
HOLDER ELEMENT WITH INTEGRATED OPTICAL ARRANGEMENT TO OFFSET AN OUTPUT LIGHT PATH	AOI	CN	Pending	202010804876.7	8/12/2020
HOLDER ELEMENT WITH INTEGRATED OPTICAL ARRANGEMENT TO OFFSET AN OUTPUT LIGHT PATH	AOI	US	Issued	16/561,531	9/5/2019	10983291	4/20/2021
HEATSINK WITH GRAPHENE COATING AND AN OPTICAL TRANSMITTER OR TRANSCEIVER IMPLEMENTING SAME	AOI	CN	Pending	202011302986.x	11/19/2020
HEATSINK WITH GRAPHENE COATING AND AN OPTICAL TRANSMITTER OR TRANSCEIVER IMPLEMENTING SAME	AOI	US	Issued	16/693,361	11/24/2019	11054592	7/6/2021
OPTICAL DEMULTIPLEXER WITH TRUNCATED PROFILE AND AN OPTICAL TRANSCEIVER MODULE IMPLEMENTING SAME	AOI	CN	Pending	202011319246.7	11/23/2020
OPTICAL DEMULTIPLEXER WITH TRUNCATED PROFILE AND AN OPTICAL TRANSCEIVER MODULE IMPLEMENTING SAME	AOI	US	Issued	16/693,364	11/24/2019	11320598	5/3/2022
MONITOR PHOTODIODE (MPD) SUBMOUNT FOR VERTICAL MOUNTING AND ALIGNMENT OF MONITORING PHOTODIODES	AOI	CN	Pending	202011228376.x	11/6/2020
MONITOR PHOTODIODE (MPD) SUBMOUNT FOR VERTICAL MOUNTING AND ALIGNMENT OF MONITORING PHOTODIODES	AOI	US	Issued	16/737,414	1/8/2020	11057112	7/6/2021
SUBSTRATE WITH STEPPED PROFILE FOR MOUNTING TRANSMITTER OPTICAL SUBASSEMBLIES AND AN OPTICAL TRANSMITTER OR TRANSCEIVER IMPLEMENTING SAME	AOI	CN	Pending	202011562992.9	12/25/2020
SUBSTRATE WITH STEPPED PROFILE FOR MOUNTING TRANSMITTER OPTICAL SUBASSEMBLIES AND AN OPTICAL TRANSMITTER OR TRANSCEIVER IMPLEMENTING SAME	AOI	US	Issued	16/737,438	1/8/2020	11177887	11/16/2021
LOCKING ARRANGEMENTS FOR PLUGGABLE OPTICAL SUBASSEMBLY MODULES	AOI	CN	Pending	202111019904.5	9/1/2021	CN 114252962 A
LOCKING ARRANGEMENTS FOR PLUGGABLE OPTICAL SUBASSEMBLY MODULES	AOI	US	Pending	17/031,362	9/24/2020
LOCKING ARRANGEMENTS FOR PLUGGABLE OPTICAL SUBASSEMBLY MODULES	AOI	CN	Pending	CN112713127A	4/27/2021

Title of Invention	Owner	Country (Jurisdiction)	Legal Status	Appln.No.	Filing Date	Pat. / Serial No.	Patent Issue Date
TRANSMITTER OPTICAL SUBASSEMBLY (TOSA) WITH LASER DIODE DRIVER (LDD) CIRCUITRY MOUNTED TO FEEDTHROUGH OF TOSA HOUSING	AOI	US	Issued	16/664,202	10/25/2019	10928600	2/23/2021
COMPONENT BRIDGE FOR INCREASING MOUNTING SURFACE AREA ON FEEDTHROUGH DEVICE AND AN OPTICAL SUBASSEMBLY IMPLEMENTING SAME	AOI	US	Pending	202110087778.0	1/22/2021
COMPONENT BRIDGE FOR INCREASING MOUNTING SURFACE AREA ON FEEDTHROUGH DEVICE AND AN OPTICAL SUBASSEMBLY IMPLEMENTING SAME	AOI	US	Pending	16/751,817	1/24/2020
TECHNIQUES FOR THERMAL MANAGEMENT WITHIN OPTICAL SUBASSEMBLY MODULES	AOI	CN	Pending	202110768005.9	7/7/2021	114063227 A
TECHNIQUES FOR THERMAL MANAGEMENT WITHIN OPTICAL SUBASSEMBLY MODULES	AOI	US	Pending	16/987,096	8/6/2020
TECHNIQUES FOR THERMAL MANAGEMENT WITHIN OPTICAL SUBASSEMBLY MODULES AND A HEATER DEVICE FOR LASER DIODE TEMPERATURE CONTROL	AOI	CN	Pending	202110779740.X	7/9/2021	CN 114069381 A
TECHNIQUES FOR THERMAL MANAGEMENT WITHIN OPTICAL SUBASSEMBLY MODULES AND A HEATER DEVICE FOR LASER DIODE TEMPERATURE CONTROL	AOI	US	Pending	16/987,126	8/6/2020
LOCKING ARRANGEMENTS FOR PLUGGABLE OPTICAL SUBASSEMBLY MODULES	AOI	CN	Pending	202111019867.8	9/1/2021	CN 114252961 A
LOCKING ARRANGEMENTS FOR PLUGGABLE OPTICAL SUBASSEMBLY MODULES	AOI	US	Issued	17/031,392	9/24/2020	11320601	5/3/2022
FIBER HOLDER FOR USE WITH OPTICAL SUBASSEMBLY MODULES	AOI	CN	Pending	202210117089.4	2/7/2022
FIBER HOLDER FOR USE WITH OPTICAL SUBASSEMBLY MODULES	AOI	US	Pending	17/192,062	3/3/2021
光次組件模組中使用的拋物面透鏡裝置	AOI	CN	Pending	202210484561.8	5/6/2022
PARABOLIC LENS DEVICE FOR USE IN OPTICAL SUBASSEMBLY MODULES	AOI	US	Pending	17/331,911	5/27/2021
OPTICAL TRANSCEIVER HOUSING WITH INTEGRATED VAPOR CHAMBER AND AN OPTICAL TRANSCEIVER MODULE IMPLEMENTING SAME	AOI	US	Pending	17/712,807	4/4/2022
OPTICAL NETWORK UNIT	AOI	TW	Issued	098101897	1/19/2009	I404353	1/8/2013
具有改进误码率的激光收发器 LASER TRANSCEIVER WITH IMPROVED BIT ERROR RATE	AOI	CN	Pending	2015800438837

SCHEDULE 8

COMPLETION AUDIT AND ADDITIONAL CONSIDERATION

1.	Within three (3) Business Days of the CFIUS Approval, the Parties shall mutually agree on (i) the scheduled Completion Date (to the extent feasible and subject to satisfaction of other Conditions Precedent); and (ii) the auditor (the “Auditor”) for an audit of the financial statements of the Subsidiary as of the last day of the calendar month immediately preceding the date of the CFIUS Approval (the “Reference Date”) in accordance with the generally acceptable accounting principles in the PRC (the “Completion Audit”). If the Parties fail to agree on the appointment of the Auditor, the Auditor shall be the then auditor of the Subsidiary for the fiscal year immediately prior to the Completion.

2.	The Auditor shall be jointly engaged by the Buyer and the Seller on the terms consistent with the Subsidiary’s past practice dealing with its auditors (unless otherwise provided hereunder), and the costs for such appointment shall be borne equally between the Buyer and the Seller.

3.	The Seller shall procure that the Completion Audit shall be delivered to the Buyer as soon as is reasonably practicable and in any event within thirty (30) Business Days after the Reference Date. The inventory (the “Subsidiary Inventory”), the account payables and receivables (with breakdown showing the relevant amounts to be settled pursuant to clauses 2.2(2) and 9.1 of this Agreement) and the net assets value (the “Audited NAV”) of the Subsidiary shall be as set out in the Completion Audit.

4.	The Completion Audit shall be final and binding on the Parties for all purposes in accordance with the terms and conditions of this Agreement.

5.	The Seller shall ensure that the Subsidiary’s net assets, as reflected in the Completion Audit, shall not be less than the value of the net assets shown in the Subsidiary’s unaudited management accounts dated as of 30 June 2022 (“30 June 2022 NAV”). To the extent the value of the net asset as of the 30 June 2022 NAV exceeds the Subsidiary's net asset as reflected in the Completion Audit, the Seller shall pay the Buyer the value difference of the net asset within (30) calendar days from the Completion Date. The Seller further undertakes to the Buyer that the Seller shall pay, or procure payment of, such amount equal to 50% of the difference of between the value of the net assets shown in the Locked Box Account and 30 June 2022 NAV, by way of capital contribution to the Subsidiary in US Dollars as soon as reasonably practicable and in any event within thirty (30) Business Days after the Reference Date (the “Capital Contribution”). For the avoidance of any doubt, when measuring the 30 June 2022 NAV against the Audited NAV and Locked Box NAV, the relevant amounts shall be converted into US Dollars applying the exchange rate provided under clause 1.5 of this Agreement for such purpose.

6.	Following the Completion and for a time period of twelve (12) calendar months thereafter (the “Relevant Period”), the Buyer shall, within thirty (30) calendar days following the end of each calendar month and by way of electronic transfer in cleared funds for same day value, pay to the Seller’s Bank Account such additional consideration for the Shares equal to the value of the Subsidiary Inventory depleted during such calendar month (such value to be determined based on the value ascribed to such Subsidiary Inventory in the Completion Audit), until the Subsidiary Inventory is fully depleted (collectively, the “Additional Consideration”); provided, that, during the Relevant Period, the Seller shall not be entitled to replace or replenish any of the Subsidiary Inventory with inventory of same or similar kind following the Reference Date unless and until the Subsidiary Inventory is depleted in full.

7.	The Buyer further undertakes to the Seller that, during the Relevant Period and for three (3) months thereafter, it shall procure that the Subsidiary shall provide the Seller with (i) full access to the inventory management and depletion system of the Subsidiary; and (ii) the right to inspect the premises and warehouses of the Subsidiary, as the Buyer shall deem necessary for it to be able to review in detail the calculation of the value of Subsidiary Inventory depleted (together with all supporting information relied on by the Buyer in making such calculation).

SCHEDULE 9

ASSETS OF THE SUBSIDIARY

The assets of the Subsidiary as of 31 December 2020 and 2021 are as below:

Statement of Financial Position

	As at 31 Dec 2021	As at 31 Dec 2020
	RMB	RMB
Assets
Current Assets
Inventory	241,225,134.50	352,046,525.66
Accounts receivable	230,759,854.36	189,896,843.46
Cash and cash equivalents	91,668,160.03	56,357,003.28
Notes receivable	51,947,794.09	2,618,523.42
Other receivable	6,086,174.26	6,375,247.28
Prepaid expense	2,224,733.37	2,445,439.99
Prepayments	1,636,229.90	5,693,424.90
Other current assets	198,940.43	174,372.83
Interest receivable	134,205.27	188,284.96
	625,881,226.21	615,795,665.78
Non-Current Assets
Property, plant and equipment	628,157,332.18	635,735,596.54
Intangible assets	37,338,912.54	38,194,370.10
Long-term prepaid expense	26,211,648.97	38,901,728.18
	691,707,893.69	712,831,694.82

Total Assets	1,317,589,119.90	1,328,627,360.60

SCHEDULE 10

LIABILITIES OF THE SUBSIDIARY

The liabilities of the Subsidiary as of 31 December 2020 and 2021 are as below:

Statement of Financial Position

	As at 31 Dec 2021	As at 31 Dec 2020
	RMB	RMB
Liability
Current Liability
Accounts payable	276,702,801.44	229,339,470.66
Short-term loan	208,098,608.87	90,711,850.00
Current portion of long-term loan	95,817,750.00	-
Notes payable	52,270,000.00	103,484,000.00
Payroll payable	14,545,892.28	19,575,671.37
Other payable	14,200,492.38	12,837,391.09
Tax payable	3,215,060.56	1,731,370.79
Accrued expenses	1,868,052.65	200,685.01
Provisions	492,006.09	1,340,751.85
Deferred Revenue	-	661.69
	667,210,664.27	459,221,852.46
Non-Current Liability
Long-term loan	-	97,936,742.16
	-	97,936,742.16

Total Liability	667,210,664.27	557,158,594.62

SCHEDULE 11

LIST OF CUSTOMER OF SELLER AND/OR ANY MEMBER OF THE

SELLER’S GROUP IN RELATION TO THE CATV BUSINESS

[***]

SIGNATORIES

Signed by	)
for and on behalf of	)
Prime World International Holdings Ltd.	)
in the presence of:	)	Name:
	)	Title:
Witness signature:

Witness name:

Signature Page to the Agreement for the Sale and Purchase of
a New Company to be Established in Hong Kong

SIGNATORIES

Signed by	)
for and on behalf of	)
Yuhan Optoelectronic Technology (Shanghai) Co., Ltd.	)
裕汉光电子科技(上海)有限公司	)
in the presence of:	)	Name:
	)	Title:

Witness signature:

Witness name:

Signature Page to the Agreement for the Sale and Purchase of

a New Company to be Established in Hong Kong

SIGNATORIES

Signed by	)
for and on behalf of	)
Applied Optoelectronics Inc.	)
)
in the presence of:	)	Name:
	)	Title:

Witness signature:

Witness name:

Signature Page to the Agreement for the Sale and Purchase of

a New Company to be Established in Hong Kong